UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.            )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Citrix Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:	April 29, 2008

You are cordially invited to attend the Annual Meeting of Stockholders of Citrix Systems, Inc. (the “Company”) to be held on Friday, May 30, 2008 at 2:00 p.m. PT, at the Company’s offices at 4988 Great America Parkway, Santa Clara, California 95054, United States.

At this Annual Meeting, the agenda includes the election of two (2) Class I directors for three-year terms, approval of an amendment to the Company’s 2005 Equity Incentive Plan and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2008. The Board of Directors unanimously recommends that you vote FOR election of the director nominees, FOR approval of the amendment to the Company’s 2005 Equity Incentive Plan and FOR ratification of the appointment of the Company’s independent registered public accountants for 2008.

Details regarding the matters to be acted upon at this Annual Meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

If you are a stockholder of record, please vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy card by phone or on the Internet. Your prompt cooperation will be greatly appreciated.

Very truly yours,

ANTONIO G. GOMES

Vice President, Deputy General Counsel and Secretary

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 30, 2008

To the Stockholders of Citrix Systems, Inc.:

The Annual Meeting of Stockholders of Citrix Systems, Inc., a Delaware corporation (the “Company”), will be held on Friday, May 30, 2008, at 2:00 p.m. PT, at the Company’s offices at 4988 Great America Parkway, Santa Clara, California 95054, United States, for the following purposes:

1.	to elect two (2) Class I members to the Board of Directors as directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal;

2.	to approve an amendment to the Company’s 2005 Equity Incentive Plan to (i) increase the aggregate number of shares authorized for issuance under such plan by 5.6 million shares of the Company’s common stock and (ii) increase the aggregate number of shares of the Company’s common stock issuable pursuant to restricted stock, restricted stock units, performance units or stock grants by one million shares of the Company’s common stock;

3.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2008; and

4.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The proposal for the election of directors relates solely to the election of two Class I directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Corporation.

Only stockholders of record at the close of business on April 1, 2008 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose; (2) by completing your proxy using the toll-free number listed on the proxy card; or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy card by telephone or on the Internet.

This proxy statement and the 2007 Annual Report to Stockholders are available for viewing, printing and downloading at www.citrix.com/annualreport.

By Order of the Board of Directors,

ANTONIO G. GOMES

Vice President, Deputy General

    Counsel and Secretary

Fort Lauderdale, Florida

April 29, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, COMPLETE YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE ENCLOSED PROXY CARD OR COMPLETE YOUR PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on May 30, 2008

April 29, 2008

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Citrix Systems, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Friday, May 30, 2008, at 2:00 p.m. PT, at the Company’s offices at 4988 Great America Parkway, Santa Clara, California 95054, United States, or at any adjournments or postponements thereof (the “Annual Meeting”). An Annual Report to Stockholders, containing financial statements for the year ended December 31, 2007, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the form of proxy were first mailed to stockholders on or about April 29, 2008.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be Held on May 30, 2008:

This Proxy Statement and the 2007 Annual Report to Stockholders are available for viewing, printing and downloading at www.citrix.com/annualreport.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Citrix Systems, Inc., Attention of Antonio G. Gomes, Vice President, Deputy General Counsel and Secretary, Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309; telephone: (954) 267-3000.

The purposes of the Annual Meeting are to elect two (2) Class I directors for three-year terms, approve an amendment to the Company’s 2005 Equity Incentive Plan and ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2008. Only stockholders of record at the close of business on April 1, 2008 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting. As of that date, 184,048,162 shares of common stock, $.001 par value per share, of the Company (the “Common Stock”) were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. You may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose; (2) by completing your proxy using the toll-free telephone number listed on the proxy card; or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or voted by phone or on the Internet. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (a) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (b) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting; (c) properly casting a new vote through the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; or (d) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Secretary, before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

For Proposal 1, the election of two (2) Class I directors, the nominees shall be elected as directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Any director who fails to receive the required number of votes for his re-election is required to submit his resignation to the Board of Directors. The Company’s Nominating and Corporate Governance Committee (excluding the director nominee) will promptly consider the director’s resignation and make a recommendation to the Board of Directors as to whether such resignation should be accepted. The Board of Directors is required to act on the Nominating and Corporate Governance Committee’s recommendation within 90 days of the certification of the stockholder vote for the Annual Meeting. For each of Proposal 2, the approval of an amendment to the Company’s 2005 Equity Incentive Plan, and Proposal 3, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2008, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorneys-in-fact in the proxies, Mark B. Templeton and David J. Henshall, were selected by the Board of Directors and are officers of the Company. All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR election of the director nominees, FOR approval of the amendment to the Company’s 2005 Equity Incentive Plan and FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2008.

Aside from the election of directors, the approval of the amendment to the Company’s 2005 Equity Incentive Plan and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2008, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each executive officer of the Company named in the Summary Compensation Table set forth below under “Compensation and Other Information Concerning Directors and Officers;” and (iv) by all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
PRIMECAP Management Company(3) 225 South Lake Avenue, #400 Pasadena, CA 91101	14,343,109	7.79%
Dodge & Cox(4) 555 California St., 40th Floor San Francisco, CA 94104	12,053,978	6.55%
Vanguard Chester Funds—Vanguard PRIMECAP Fund(5) 100 Vanguard Blvd Malvern, PA 19355	9,950,000	5.41%
Mark B. Templeton(6)	1,560,779	*
Stephen M. Dow(7)	760,604	*
David J. Henshall(8)	274,186	*
John C. Burris(9)	225,740	*
David R. Friedman(10)	93,129	*
Thomas F. Bogan(11)	90,599	*
Gary E. Morin(12)	87,918	*
Godfrey R. Sullivan(13)	84,999	*
Murray J. Demo(14)	79,999	*
Asiff S. Hirji(15)	46,666	*
Peter Levine(16)	41,428	*
All executive officers, directors and nominees as a group (17)(14 persons)	3,724,487	1.99%

*	Represents less than 1% of the outstanding Common Stock
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of the Record Date (“presently exercisable stock options”).
(2)	Applicable percentage of ownership as of the Record Date is based upon 184,048,162 shares of Common Stock outstanding.
(3)	With respect to information relating to PRIMECAP Management Company, the Company has relied on information supplied by such entity on an amended Schedule 13G filed with the SEC on February 14, 2008. According to such amended Schedule 13G, PRIMECAP Management Company reported sole dispositive power as to all the shares, sole voting power as to 2,022,209 shares and shared voting power as to none of the shares.
(4)	With respect to information relating to Dodge & Cox, the Company has relied on information supplied by such entity on a Schedule 13G filed with the SEC on February 13, 2008. According to such Schedule 13G, Dodge & Cox reported sole dispositive power as to all the shares, sole voting power as to 11,464,478 shares and shared voting power with respect to 27,500 shares.
(5)	With respect to information relating to Vanguard Chester Funds—Vanguard PRIMECAP Fund, the Company has relied on information supplied by such entity on an amended Schedule 13G filed with the SEC on

February 27, 2008. According to such amended Schedule 13G, Vanguard Chester Funds-Vanguard PRIMECAP Fund reported dispositive power as to none of the shares and sole voting power as to all of the shares.

(6)	Includes 1,411,115 shares of Common Stock issuable pursuant to presently exercisable stock options, 7,326 shares of Common Stock issuable upon settlement of restricted stock units that will vest within 60 days of the Record Date and 5,000 shares of Common Stock held by the Mark B. Templeton Revocable Trust, dated June 6, 2004, Mark B. Templeton Trustee (the “Templeton Trust”). Mr. Templeton has sole voting and dispositive power with respect to all the shares held by the Templeton Trust.
(7)	Includes 345,155 shares of Common Stock issuable pursuant to presently exercisable stock options and 1,666 shares of Common Stock issuable upon settlement of restricted stock units that will vest within 60 days of the Record Date. Also includes (a) 133,381 shares of Common Stock held by Sevin Rosen Fund IX L.P. (“SRFIX”), (b) 2,652 shares of Common Stock held by Sevin Rosen IX Affiliates Fund L.P. (“SRIX AFF”), (c) 17 shares of Common Stock held by SRB Associates IX L.P. (“SRBA IX”), (d) 266,900 shares of Common Stock held by the Dow Family Trust and (e) 7,500 shares of Common Stock held by Dow Investments I L.P. (“Dow LP”). Mr. Dow has sole voting and dispositive power with respect to all of the shares held by Dow LP and shared voting and dispositive power with respect to all of the shares held by SRFIX, SRIX AFF, SRBA IX and the Dow Family Trust. Mr. Dow disclaims beneficial ownership of the shares of Common Stock held by SRFIX, SRIX AFF, SRBA IX and Dow LP except to the extent of his pecuniary interest therein.
(8)	Includes 262,952 shares of Common Stock issuable pursuant to presently exercisable stock options and 4,578 shares of Common Stock issuable upon settlement of restricted stock units that will vest within 60 days of the Record Date.
(9)	Includes 210,624 shares of Common Stock issuable pursuant to presently exercisable stock options and 3,663 shares of Common Stock issuable upon settlement of restricted stock units that will vest within 60 days of the Record Date.
(10)	Includes 90,584 shares of Common Stock issuable pursuant to presently exercisable stock options and 1,465 shares of Common Stock issuable upon settlement of restricted stock units that will vest within 60 days of the Record Date.
(11)	Includes 70,000 shares of Common Stock issuable pursuant to presently exercisable stock options and 1,666 shares of Common Stock issuable upon settlement of restricted stock units that will vest within 60 days of the Record Date.
(12)	Includes 55,000 shares of Common Stock issuable pursuant to presently exercisable stock options and 1,666 shares of Common Stock issuable upon settlement of restricted stock units that will vest within 60 days of the Record Date and 3,000 shares of Common Stock held in a joint account with Mr. Morin’s spouse, with respect to which Mr. Morin has shared dispositive and voting power.
(13)	Includes 75,000 shares of Common Stock issuable pursuant to presently exercisable stock options, 1,666 shares of Common Stock issuable upon settlement of restricted stock units that will vest within 60 days of the Record Date.
(14)	Includes 75,000 shares of Common Stock issuable pursuant to presently exercisable stock options and 1,666 shares of Common Stock issuable upon settlement of restricted stock units that will vest within 60 days of the Record Date.
(15)	Includes 45,000 shares of Common Stock issuable pursuant to presently exercisable stock options and 1,666 shares of Common Stock issuable upon settlement of restricted stock units that will vest within 60 days of the Record Date.
(16)	Includes 39,358 shares of Common Stock held by SP Partners Investments LP, an entity of which Mr. Levine is a general partner, and 2,070 shares of Common Stock held by The Summit Family Trust, an entity of which Mr. Levin is a trustee. Mr. Levine has shared voting and dispositive power with respect to all of the shares held by SP Partners Investments LP and sole voting and dispositive power with respect to all of the shares held by The Summit Family Trust. Mr. Levine disclaims beneficial ownership of the shares of Common Stock held by SP Partners Investments LP and The Summit Family Trust, except to the extent of his pecuniary interest therein.
(17)	Includes 2,959,733 shares of Common Stock issuable pursuant to presently exercisable stock options and 27,028 shares of Common Stock issuable upon settlement of restricted stock units that will vest within 60 days of the Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the year ended December 31, 2007, the Company believes that all Section 16(a) filing requirements were complied with during the year ended December 31, 2007, except that each of Mark B. Templeton, David J. Henshall, John C. Burris, Wesley R. Wasson, David R. Friedman and Brett M. Caine filed a Form 4 in April 2008 in connection with the grant of stock options and restricted stock units in October 2007.

PROPOSAL 1

ELECTION OF DIRECTOR NOMINEES

The Company’s Board of Directors currently consists of seven members. The Company’s By-laws divide the Board of Directors into three classes. One class is elected each year for a term of three years. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Murray J. Demo and Asiff S. Hirji and recommended that each be elected to the Board of Directors as a Class I director, each to hold office until the Annual Meeting of Stockholders to be held in the year 2011 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Messrs. Demo and Hirji are Class I directors whose terms expire at this Annual Meeting. The Board of Directors is also composed of: (i) two Class II directors (Thomas F. Bogan and Gary E. Morin), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2009 and (ii) three Class III directors (Mark B. Templeton, Stephen M. Dow and Godfrey R. Sullivan), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2010. Mr. Bogan serves as the Chairperson of the Board of Directors.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE NOMINEES LISTED BELOW

This proposal for the election of directors relates solely to the election of two Class I directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Corporation.

The following table sets forth the nominees to be elected at the Annual Meeting and the Company’s continuing directors, the year each such nominee or continuing director was first elected a director, the positions with the Company currently held by each nominee and continuing director, the year each nominee’s or continuing director’s current term will expire and each nominee’s and continuing director’s current class:

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class I Directors:
Murray J. Demo 2005	Director	2008	I
Asiff S. Hirji 2006	Director	2008	I

Continuing Directors:
Thomas F. Bogan 2003	Director and Chairperson	2009	II
Gary E. Morin 2003	Director	2009	II
Mark B. Templeton 1998	President, Chief Executive Officer and Director	2010	III
Stephen M. Dow 1989	Director	2010	III
Godfrey R. Sullivan 2005	Director	2010	III

DIRECTORS AND EXECUTIVE OFFICERS

Assuming the election of all of the director nominees above, the following table sets forth the directors and executive officers of the Company, their ages, and the positions currently held by each such person with the Company.

Name	Age	Position
Mark B. Templeton	55	President, Chief Executive Officer and Director
John C. Burris	53	Senior Vice President, Worldwide Sales and Services
Brett M. Caine	48	Senior Vice President, Online Services Division
David R. Friedman	46	General Counsel and Senior Vice President, Human Resources
David J. Henshall	39	Senior Vice President and Chief Financial Officer
Peter Levine	47	Senior Vice President, Virtualization and Management Division
John Gordon Payne	45	Senior Vice President, Delivery Systems Division
Wesley R. Wasson	41	Senior Vice President, Chief Marketing Officer
Thomas F. Bogan(1)(4)(5)(6)	56	Director
Murray J. Demo(2)(3)(4)	46	Director
Stephen M. Dow(1)(4)(9)	52	Director
Asiff S. Hirji(2)(3)(4)	41	Director
Gary E. Morin(2)(3)(4)(7)(8)	59	Director
Godfrey R. Sullivan(1)(4)	54	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Finance Committee
(4)	Member of Nominating and Corporate Governance Committee
(5)	Chairperson of the Board of Directors
(6)	Chairperson of the Compensation Committee
(7)	Chairperson of the Audit Committee
(8)	Chairperson of the Finance Committee
(9)	Chairperson of the Nominating and Corporate Governance Committee

Mark B. Templeton has served as President of the Company since January 1998 and as Chief Executive Officer from June 2001 to the present. Mr. Templeton also served as Chief Executive Officer of the Company from January 1999 to June 2000 and as Senior Executive Officer of the Company from July 2000 to May 2001. He was elected to the Board of Directors in May 1998. Mr. Templeton is a member of the Board of Directors of Equifax, Inc., a publicly traded credit reporting company.

John C. Burris has served as Senior Vice President, Worldwide Sales and Services of the Company since January 2001. From July 1999 to January 2001, Mr. Burris served as Senior Vice President, Services of the Company. Prior to joining the Company, Mr. Burris was employed by Lucent Technologies, a publicly traded communications networks company, from 1994 to 1999 as Vice President and General Manager of the Gulf States region. Mr. Burris serves on the Board of Directors of Artifact Software, a privately held company, and Sourcefire, Inc., an enterprise threat management solutions company.

Brett M. Caine has served as Senior Vice President, Online Services Division since October 2007. From July 2005 to October 2007, Mr. Caine served as Group Vice President of the Online Group. From August 2004 to July 2005, Mr. Caine served as President, Citrix Online. From March 2004 to August 2004, Mr. Caine served as Vice President, Worldwide Sales, Citrix Online. From August 2003 to March 2004, Mr. Caine served as Senior Vice President, Worldwide Sales for Expertcity, Inc., a software company acquired by the Company in

March 2004. Prior to joining the Company, Mr. Caine served as Vice President of Partners and Channels for Openwave Systems, Inc. from June 2000 to December 2002.

David R. Friedman has served as General Counsel and Senior Vice President, Human Resources of the Company since April 2006 and also served as Secretary from October 2002 to February 2008. From October 2002 to April 2006, Mr. Friedman served as General Counsel, Corporate Vice President and Secretary. Prior to joining the Company, Mr. Friedman served as Senior Vice President, General Counsel and Clerk from 1999 to 2002 and Vice President, General Counsel and Clerk from 1998 to 1999 at Parametric Technology Corporation, a software company.

David J. Henshall has served as Senior Vice President and Chief Financial Officer of the Company since January 2006. From April 2003 to January 2006, Mr. Henshall served as Vice President and Chief Financial Officer of the Company. Prior to joining the Company, Mr. Henshall served as Vice President, Chief Financial Officer, Treasurer and Secretary from 2002 to 2003, Vice President of Finance and Treasurer from 2001 to 2002, Treasurer from 1999 to 2001 and Assistant Treasurer from 1998 to 1999 for Rational Software Corporation, a software company acquired by IBM Corporation in 2003.

Peter Levine has served as Senior Vice President of the Company’s Virtualization and Management Division since October 2007. Prior to joining the Company, Mr. Levine served as President and Chief Executive Officer of XenSource, Inc., a privately held corporation acquired by the Company in 2007. From June 2002 to February 2005, Mr. Levine served as General Partner of Mayfield Fund, a venture capital investment firm.

John Gordon Payne has served as Senior Vice President of the Company’s Delivery Systems Division since August 2007. From January 2007 to August 2007, Mr. Payne served as Group Vice President and General Manager of the Company’s Advanced Solutions Group. Mr. Payne also served as Product Line Executive, Emerging Products of the Company’s Virtual Systems Group from April 2006 to December 2006, and as Vice President of Marketing for the Company’s Advanced Solutions Group from December 2004 to December 2006. From January 2000 to December 2004, Mr. Payne served as the Chief Marketing Officer and Chief Financial Officer of Net6, Inc., a corporation acquired by the Company in 2004.

Wesley R. Wasson has served as Senior Vice President and Chief Marketing Officer since October 2007. From September 2006 to October 2007, he served as our Corporate Vice President, Worldwide Marketing of the Company. From August 2005 to September 2006, Mr. Wasson served as the Vice President of the Company’s Application Networking Group. Prior to joining the Company, Mr. Wasson served as Vice President of Worldwide Marketing at NetScaler, Inc., a corporation acquired by the Company in 2005. From August 2002 to December 2004, Mr. Wasson served as the Chief Strategy Officer of NetContinuum, an application security company based in Silicon Valley.

Thomas F. Bogan has served as a director of the Company since January 2003 and as Chairperson of the Board of Directors since May 2005. Since 2004, Mr. Bogan has been a Partner at Greylock Partners, a venture capital firm. From 1997 to 2003, Mr. Bogan served in a variety of positions with Rational Software Corporation, a software company acquired by IBM Corporation in 2003, including President and Chief Operating Officer from 2000 to 2003.

Murray J. Demo has served as a director of the Company since February 2005. Since September 2007, Mr. Demo has served as Executive Vice President and Chief Financial Officer of LiveOps, a privately held virtual call center company. Mr. Demo served as Executive Vice President & Chief Financial Officer of Postini, Inc., a security software company from May 2007 until it was acquired by Google Inc. in September 2007. Mr. Demo served as Executive Vice President and Chief Financial Officer from April 2005 to May 2006, Senior Vice President and Chief Financial Officer from June 2000 to April 2005, Vice President and Corporate Controller from October 1999 to June 2000, Corporate Controller from July 1998 to October 1999, Sr. Director of Finance, Product Divisions from February 1998 to July 1998 and Director of Operations Finance from August 1996 to February 1998 for Adobe Systems Incorporated.

Stephen M. Dow has served as a director of the Company since 1989 and served as Chairperson of the Board of Directors from May 2002 to May 2005. Since 1983, Mr. Dow has served as a general partner of Sevin Rosen Funds, a venture capital investment firm. Mr. Dow serves on the Board of Directors of Cytokinetics, Inc., a publicly traded biopharmaceutical company.

Asiff S. Hirji has served as a director of the Company since May 2006. Since April 2007, Mr. Hirji has served as a Senior Director of TPG Capital, L.P., a global private investment firm. From October 2006 to April 2007, Mr. Hirji served as the President, Client Group of TD Ameritrade Holding Company, a publicly traded provider of securities brokerage services. Mr. Hirji served as Chief Operating Officer of TD Ameritrade from July 2005 until October 2006 and as Chief Information Officer of Ameritrade from April 2003 until July 2005. From July 2002 until April 2003, Mr. Hirji served as Vice President, Partner of Bain & Company.

Gary E. Morin has served as a director of the Company since January 2003. From September 2005 until March 2006, Mr. Morin served as Executive Vice President of Lexmark International, Inc., a publicly traded laser and inkjet printer and supplies company. From 2000 until September 2005, Mr. Morin served as Executive Vice President and Chief Financial Officer of Lexmark. From 1996 to 2000, Mr. Morin served as Vice President and Chief Financial Officer of Lexmark. Since July 2006, Mr. Morin has served as a director of Sealy Corp., a publicly traded bedding manufacturer.

Godfrey R. Sullivan has served as a director of the Company since February 2005. From June 2004 to June 2007, Mr. Sullivan served as President of Hyperion Solutions Corporation, a publicly traded software company acquired by Oracle Corporation in April 2007. Prior to Hyperion’s acquisition by Oracle in April 2007, Mr. Sullivan served as President and Chief Executive Officer of Hyperion from 2004 until April 2007. From 2001 to 2004, Mr. Sullivan served as President and Chief Operating Officer of Hyperion. Mr. Sullivan serves on the Board of Directors of Informatica Corporation, a publicly traded data integration company.

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

CORPORATE GOVERNANCE

Independence of Members of the Board of Directors

The Board of Directors has determined that each of the Company’s non-employee directors (Messrs. Bogan, Demo, Dow, Hirji, Morin and Sullivan) is independent within the meaning of the director independence standards of The Nasdaq Stock Market LLC (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), including Rule 10A-3(b)(1) under the Exchange Act. Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors is independent within the meaning of Nasdaq’s and the SEC’s director independence standards. In making this determination, the Board of Directors solicited information from each of the Company’s directors regarding whether such director, or any member of his immediate family, had a direct or indirect material interest in any transactions involving the Company, was involved in a debt relationship with the Company or received personal benefits outside the scope of such person’s normal compensation. The Board of Directors considered the responses of the Company’s directors, and independently considered the commercial agreements, acquisitions, including the Company’s acquisition of XenSource (see “Transactions with Related Persons” below), and other material transactions entered into by the Company during 2007.

Executive Sessions of Independent Directors

Executive sessions of the independent directors are held four times a year following regularly scheduled in-person meetings of the Board of Directors. Executive sessions do not include the employee director of the Company, and the Chairperson of the Board of Directors is responsible for chairing the executive sessions.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	directors must be of the highest ethical character and share the values of the Company as reflected in the Company’s Code of Business Conduct;

•	directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

•	directors must have the ability to exercise sound business judgment;

•	directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience; and

•	directors must have received a bachelor’s degree from a qualified institution.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as:

•	an understanding of and experience in software, hardware or services, technology, accounting, governance, finance and/or marketing;

•	leadership experience with public companies or other major complex organizations;

•	experience on another public company board unless a director otherwise qualifies as an “audit committee financial expert” under the rules of the SEC;

•	the specific needs of the Board and the Committees of the Board at that time;

•	a commitment to enhancing stockholder value and representing the long-term interests of the Company’s stockholders as a whole, not just one particular constituency; and

•	diversity of background and experience in the context of the composition of the Board at that time, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, shall follow the following procedures:

Generally, the Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

•	name and address of the stockholder making the recommendation, as they appear on the Company’s books and records, and of such record holder’s beneficial owner;

•	number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	name of the individual recommended for consideration as a director nominee;

•

all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected; and

•	a written statement from the stockholder making the recommendation stating why such recommended candidate meets the Company’s criteria and would be able to fulfill the duties of a director.

Nominations must be sent to the attention of the Secretary of the Company by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Secretary of Citrix Systems, Inc.

By facsimile to: (954) 267-2862

Attn: Secretary of Citrix Systems, Inc.

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement to being considered for nomination to the Company’s Board of Directors, a candidate will need to comply with the following minimum procedural requirements:

•	a candidate must undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing;

•	a candidate must complete a detailed questionnaire regarding his or her experience, background and independence; and

•

a candidate must submit to the Board of Directors a statement to the effect that (i) if elected, he will tender promptly following his election an irrevocable resignation effective upon his failure to receive the required vote for re-election at the next meeting at which he would face re-election and (ii) upon acceptance of his resignation by the Board of Directors, in accordance with the Company’s Corporate Governance Guidelines, he shall resign as a member of the Board of Directors.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Security Holder Communications with the Board of Directors

The Board of Directors provides to every security holder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for security holder communication as follows:

For communications directed to the Board of Directors as a whole, security holders may send such communications to the attention of the Chairperson of the Board of Directors by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Chairperson of the Board of Directors, c/o Secretary

By facsimile to: (954) 267-2862

Attn: Chairperson of the Board of Directors, c/o Secretary

For security holder communications directed to an individual director in his capacity as a member of the Board of Directors, security holders may send such communications to the attention of the individual director by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: [Name of the director], c/o Secretary

By facsimile to (954) 267-2862

Attn: [Name of the director], c/o Secretary

The Company will forward any such security holder communication to the Chairperson of the Board of Directors, as a representative of the Board of Directors, or to the director to whom the communication is addressed, on a periodic basis. The Company will forward such communications by certified U.S. mail to an address specified by each director and the Chairperson of the Board of Directors for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Company conducts an Annual Meeting of Stockholders, and all Directors are offered the opportunity to attend at the Company’s expense. One member of the Board of Directors attended the Annual Meeting of Stockholders held in 2007.

Board of Directors Evaluation Program

In order to maintain the Company’s leading-edge governance practices, the Board of Directors annually undertakes a formal evaluation process consisting of an overall Board of Directors evaluation, committee evaluation, peer evaluation and self evaluation. As part of the evaluation process, the Board of Directors evaluates nine different competencies: Board structure; Board roles; Board processes; Board composition, orientation and development; and Board dynamics, effectiveness and involvement. The evaluation process also includes consideration of the appropriate Board size, succession planning and the technical, business and organizational skills required of future Board members. In addition to the Board of Directors’ own assessment and evaluation of its performance, every effort is made to benchmark the performance and practices of the Company’s Board of Directors to the boards of directors of peer companies.

Code of Ethics

The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/. A copy of the Code of Business Conduct may also be obtained, free of charge, from the Company upon a request directed to: Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Investor Relations. The Company intends to disclose any amendment to or waiver of a provision of the Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at http://www.citrix.com/site/aboutCitrix/governance/.

For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.citrix.com/site/aboutCitrix/governance/.

Except for the availability of this Proxy Statement and the 2007 Annual Report to Stockholders, which are available for viewing, printing and downloading at www.citrix.com/annualreport, the information on the Company’s website is not part of this Proxy Statement.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Board of Directors met 14 times during the year ended December 31, 2007. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he served during fiscal 2007. The Board of Directors has standing Audit, Compensation, Finance, and Nominating and Corporate Governance committees. Each committee has a written charter that has been approved by the Board of Directors. Each committee reviews the appropriateness of its charter at least annually.

Audit Committee

The Audit Committee of the Board of Directors currently consists of Messrs. Demo, Hirji and Morin (Chair), each of whom served on the Audit Committee throughout 2007. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that each of Messrs. Demo, Hirji and Morin qualifies as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Messrs. Demo’s, Hirji’s and Morin’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Messrs. Demo, Hirji and Morin any duties, obligations or liability that are greater than are generally imposed on them as members of the Audit Committee and the Board of Directors, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

The Audit Committee met 19 times during the year ended December 31, 2007. More than nine of these meetings related to the Audit Committee’s investigation of the Company’s historical stock option granting practices, which was completed in the third quarter of 2007. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is attached to this Proxy Statement as Annex A and is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/.

As described more fully in its charter, the Audit Committee oversees the Company’s accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the Audit Committee:

•	reviews the financial reports provided by the Company to the SEC, the Company’s stockholders or the general public;

•	reviews the Company’s internal financial and accounting controls;

•	oversees the appointment, compensation, retention and work performed by any independent public accountants engaged by the Company;

•	oversees procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations;

•	oversees the Company’s internal audit function;

•

serves as the Qualified Legal Compliance Committee of the Company in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated by the SEC thereunder;

•

recommends, establishes and monitors procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters, and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	engages advisors as necessary; and

•	determines the funding from the Company that is necessary or appropriate to carry out the Audit Committee’s duties.

Compensation Committee

The Compensation Committee currently consists of Messrs. Bogan (Chair), Dow and Sullivan, each of whom served on the Compensation Committee throughout 2007. The Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to executive officers of the Company and producing an annual report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders in accordance with applicable rules and regulations. In fulfilling its role, the Compensation Committee also: (i) reviews and makes recommendations to the management of the Company on Company-wide compensation programs and practices; (ii) approves the salary, bonus, equity and other compensation arrangements of the Company’s senior executive officers reporting directly to the Chief Executive Officer; (iii) recommends, subject to approval by the entire Board of Directors, the salary, bonus, equity and other compensation arrangements of the Company’s Chief Executive Officer; (iv) appoints, retains, terminates and oversees the work of any independent consultants and reviews and approves the fees and retention terms for such consultants; (v) recommends, subject to approval by the entire Board of Directors, any equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for grant as stock options or otherwise thereunder); (vi) evaluates the Company’s compensation philosophy and reviews compensation for consistency with the Company’s compensation philosophy; and (vii) reviews and recommends for inclusion in the Company’s annual proxy statement the Compensation Discussion and Analysis.

The Compensation Committee also has the authority to engage its own outside advisors, including experts in particular areas of compensation, as it determines appropriate, apart from counsel or advisors hired by management. In 2007, the Company retained Aon Consulting/Radford, an independent compensation consultant, which we refer to as Radford, on behalf of the Compensation Committee to assist the committee in evaluating the compensation of the Company’s executive officers and directors. Please read the “Compensation Discussion and Analysis” included in this Proxy Statement for additional information on the role of Radford in the compensation process.

The Board of Directors has determined that each of the members of the Compensation Committee is independent as defined by the rules of the Nasdaq Global Select Market. In addition, each member of the Compensation Committee is an “outside director” as defined in Section 162(m) of the Internal Revenue Code, and each of Messrs. Bogan and Sullivan is a “non-employee” director as defined under Section 16 of the Exchange Act. As a result of his interest in the Sevin Rosen Funds, which received proceeds in connection with the Company’s acquisition of XenSource, Inc. in October 2007, Mr. Dow currently does not meet the “non-employee” director requirements of Section 16 of the Exchange Act. See “Transactions with Related Persons” below. Accordingly, Mr. Dow has, and will continue to, recuse himself from any vote by the Compensation Committee to approve equity awards to the Company’s directors or executive officers to the extent necessary for such equity awards to be exempt from “short-swing profit” liability pursuant to Section 16 of the Exchange Act.

The Compensation Committee met nine times during the year ended December 31, 2007. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.citrix.com/site/aboutCitrix/governance/.

Finance Committee

The Finance Committee of the Board of Directors currently consists of Messrs. Demo, Hirji and Morin (Chair), each of whom served on the Finance Committee throughout 2007. The Finance Committee advises the Board of Directors and, in certain instances, acts on behalf of the Board of Directors, on matters relating to the Company’s investment policies and financing activities.

The Board of Directors has determined that each member of the Finance Committee meets the independence requirements promulgated by Nasdaq. The Finance Committee met two times during the year ended December 31, 2007. The Finance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at

http://www.citrix.com/site/aboutCitrix/governance/.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors currently consists of all of the Company’s outside directors, Messrs. Bogan, Demo, Dow (Chair), Hirji, Morin and Sullivan, each of whom served on the Nominating and Corporate Governance Committee throughout 2007. The Nominating and Corporate Governance Committee: (i) reviews and makes recommendations to the Board of Directors regarding the Board of Directors’ composition and structure; (ii) establishes criteria for membership on the Board of Directors and evaluates corporate policies relating to the recruitment of members of the Board of Directors; (iii) recommends to the Board of Directors the nominees for election or re-election as directors at the Annual Meeting of Stockholders; and (iv) establishes, implements and monitors policies and processes regarding principles of corporate governance in order to ensure the Board of Directors’ compliance with its fiduciary duties to the Company and its stockholders. As described above in the section entitled “Policies Governing Director Nominations,” the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by Nasdaq. The Nominating and Corporate Governance Committee met four times during the year ended December 31, 2007. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at

http://www.citrix.com/site/aboutCitrix/governance/.

For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.citrix.com/site/aboutCitrix/governance/.

Report Of The Audit Committee Of The Board Of Directors

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Messrs. Demo, Hirji and Morin (Chair), each of whom served on the Audit Committee throughout 2007. Each of Messrs. Demo, Hirji and Morin qualifies as an “audit committee financial expert” under the rules of the SEC. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In February 2007, the Audit Committee met and reviewed the adequacy of its charter. In accordance with the Sarbanes-Oxley Act, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accountants. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by management.

During the year ended December 31, 2007, the Company’s independent registered public accountants were Ernst & Young LLP (“Ernst & Young”). Ernst & Young was responsible for performing an independent audit of the consolidated financial statements and an independent audit of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). Ernst & Young also performed audit-related services, tax services and other permissible non-audit services for the Company during 2007, as described more fully below.

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the consolidated financial statements of the Company on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, and the substance and clarity of disclosures in the financial statements, and reviewed the Company’s disclosure control process and internal control over financial reporting. The Audit Committee reviewed with Ernst & Young, who is responsible for expressing an opinion on the fairness of the Company’s consolidated financial statements in conformity with accounting principles generally acceptable in the United States, Ernst & Young’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as independent registered public accountants are required to discuss with the Audit Committee under auditing standards of the PCAOB. In addition, the Audit Committee has reviewed the services provided by Ernst & Young and discussed with Ernst & Young its independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the registered public accountants’ independence.

The Audit Committee discussed with Ernst & Young the overall scope and plan for their annual audit for 2007. The Audit Committee met separately with Ernst & Young in its capacity as the Company’s independent registered public accountants for the Company, with and without management present, to discuss the results of Ernst & Young’s procedures (examinations and reviews), its evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting, as applicable.

The Audit Committee has reviewed the audited consolidated financial statements of the Company at December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007 and has discussed them with both management and Ernst & Young. In connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, the Audit Committee discussed with management the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards Nos. 89 and 90 (Audit Adjustments and Communications with Audit Committees, respectively), as currently in effect. This discussion included, among other things, a review with management of the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting policies and practices used by the Company. The Audit Committee has received the written disclosures regarding the auditors’ independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Ernst & Young, the firm’s independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Audit Committee also reviewed the Company’s quarterly financial statements during 2007 and discussed them with both the management of the Company and Ernst & Young prior to including such interim financial statements in the Company’s quarterly reports on Form 10-Q. In connection with the Company’s quarterly reports on Form 10-Q for its first, second and third fiscal quarters of 2007, the Audit Committee discussed with management the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act.

During the course of the year ended December 31, 2007, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations.

The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Ernst & Young at Audit Committee meetings held throughout the year. At the conclusion of the process, management provided the Audit Committee with and the Audit Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC, as well as Ernst & Young’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audits of the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in the fiscal year ending December 31, 2008.

The Audit Committee monitors the activity and performance of Ernst & Young. All services provided by Ernst & Young have been pre-approved by the Audit Committee. The Audit Committee’s evaluation of the performance of Ernst & Young included, among other things, the amount of fees paid to Ernst & Young for audit and permissible non-audit services in 2007. Information about Ernst & Young’s fees for 2007 is discussed below in this Proxy Statement under “Independent Registered Public Accountants.”

In November 2006, the Audit Committee commenced a voluntary independent investigation of the Company’s historical stock option grant practices and related accounting, which resulted in a restatement of the Company’s historical financial statements and reports thereon. During the course of the investigation, conducted over an approximately nine-month period, the Audit Committee held more than ten meetings and participated in numerous additional working sessions and informal telephonic and face-to-face meetings relating to the voluntary investigation of the Company’s historical stock option granting practices. The investigation was concluded in the third quarter of 2007.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Audit Committee,

Gary E. Morin (Chair)

Murray J. Demo

Asiff S. Hirji

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview and Philosophy

We believe that the quality, skills and dedication of our executive officers are critical factors that contribute directly to our operating results, thereby enhancing value for our stockholders. As a result, our compensation programs are designed to achieve the following objectives:

•	to provide competitive compensation that attracts, motivates and retains the best talent and the highest caliber executives to serve and help us to achieve our strategic objectives; and

•	to align management’s interest with our stockholders’ interest by:

-	linking a significant portion of the total potential cash compensation paid to our executives to our annual financial performance or to a division, region or segment of our business for which an executive has management responsibility, by basing annual cash incentive compensation to corresponding financial targets; and

-	utilizing appropriate performance goals and long-term incentives for our equity awards.

The compensation package we offer our employees directly reflects our values and the value we place on our employees. We consider our employees to be our primary asset and believe our compensation packages should emphasize corporate growth, organizational and personal development, ownership and commitment to results. As a result, we view the total compensation package to be comprised of the following:

•	base salary;

•	cash incentives;

•	equity-based long-term incentives; and

•	benefits.

The Compensation Committee considered each of the above items in determining the compensation package for each executive officer, as further described below.

Our Board of Directors has delegated to the Compensation Committee the authority to determine and make recommendations for all forms of compensation to be granted to our executive officers in furtherance of our compensation objectives. All of the members of the Compensation Committee are independent under the standards established by Nasdaq and the SEC. In addition, each member of the Compensation Committee is an “outside director” as defined in Section 162(m) of the Internal Revenue Code, and each of Messrs. Bogan and Sullivan is a “non-employee” director as defined under Section 16 of the Exchange Act. As a result of his interest in the Sevin Rosen Funds, which received proceeds in connection with our acquisition of XenSource, Inc., or XenSource, in October 2007, Mr. Dow currently does not meet the “non-employee” director requirements of Section 16 of the Exchange Act. See “Transactions with Related Persons” below. Accordingly, Mr. Dow has, and will continue to, recuse himself from any vote by the Compensation Committee to approve equity awards to our directors and executive officers to the extent necessary for such equity awards to be exempt from the “short-swing profit” rules of Section 16.

In assessing and determining our compensation programs, the Compensation Committee:

•	reviews and makes recommendations to management on company-wide compensation programs and practices;

•	approves the salary, bonus, equity and other compensation arrangements of senior executive officers reporting directly to our President and Chief Executive Officer;

•	recommends, subject to approval by the entire Board of Directors, the salary, bonus, equity and other compensation arrangements of our President and Chief Executive Officer;

•	appoints, retains, terminates and oversees the work of any independent experts and consultants and reviews and approves the fees and retention terms for such experts and consultants;

•	recommends, subject to approval by the entire Board of Directors, any stock-based plans and any material amendments to those plans;

•	evaluates our compensation philosophy and reviews actual compensation for consistency with our compensation philosophy; and

•	reviews and recommends for inclusion in our annual proxy statement the Compensation Discussion and Analysis.

Effects of the Stock Option Investigation

General

As previously disclosed, on November 30, 2006, the Audit Committee commenced a voluntary, independent investigation of our historical stock option granting practices and related accounting during the period from January 1996 through December 2006. This voluntary investigation was not in response to any governmental investigation, stockholder lawsuit, whistleblower complaint or inquiries from media organizations. The Audit Committee’s voluntary investigation was completed in June 2007, and our Annual Report on Form 10-K for the year ended December 31, 2006, which was filed on September 7, 2007, contains a description of the Audit Committee’s investigation, management’s related review, the conclusions of the Audit Committee and management and the restatement of our consolidated balance sheet as of December 31, 2005 and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for the years ended December 31, 2005 and 2004, and each of the quarters in the 2006 and 2005 fiscal years, to reflect additional stock-based compensation expense and related income tax effects for stock option awards granted since December 1995.

Based on the Audit Committee’s investigation, we concluded that the accounting measurement date for certain stock option grants differed from the measurement dates previously used for such stock option awards. As a result, we applied revised measurement dates for financial accounting purposes to approximately 76.4 million options granted during the period December 1995 to March 2005, including the annual grants made in 2003 to our President and Chief Executive Officer, our Senior Vice President, Worldwide Sales and Services and our General Counsel and Senior Vice President, Human Resources, as well as the new hire grant made to our General Counsel and Senior Vice President, Human Resources in 2002. After completion of its investigation, the Audit Committee concluded that there was no intentional wrongdoing by any of our current executives in connection with our stock option grants and procedures during the period under review, including the option grants made to our executive officers.

Equity Award Grant Policy

On May 31, 2007, in response to certain findings from the Audit Committee’s investigation of our historical stock option granting practices, the Compensation Committee adopted the Citrix Systems, Inc. Equity Award Grant Policy, or the Awards Policy. The Awards Policy enhances our controls with respect to grants of equity awards by establishing procedures for approving and predetermining the dates on which awards will be made. Pursuant to the Awards Policy, unless a different date is set by our Board of Directors or the Compensation Committee, annual grants of stock options will be made in two installments, with 50% being granted on the last business day in April and 50% being granted on the last business day in July, and annual grants of full value awards (for example, restricted stock and restricted stock units) will be made 100% on the last business day in April. The Awards Policy also establishes fixed grant dates for new hire and performance grants. A grantee’s eligibility to receive an award as of a particular, fixed grant date is subject to the time of the month in which the grantee’s employment begins or promotion is effective or, if later, the date on which all documentation necessary for the approval of the grant is obtained. A copy of our Awards Policy is available at the Corporate Governance section of our website at http://www.citrix.com/site/aboutCitrix/governance/ under Governance Documents.

Impact on Compensation of Executive Officers

Section 409A of the Internal Revenue Code, or Section 409A, imposes significant additional taxes on stock options granted with an exercise price lower than the fair market value on the date of grant. In 2007, we took actions to address certain adverse tax consequences that were incurred by our non-executive employees holding stock options that were granted with per share exercise prices found in the voluntary investigation to be below the fair market value of a share of our Common Stock on the grant date (referred to as 409A stock options). The primary adverse tax consequence was that the 409A stock options vesting after December 31, 2004 subjected the option holder to a penalty tax under Section 409A (and, as applicable, similar excise taxes under state laws) and the accelerated recognition of ordinary income tax liabilities associated with any vested but unexercised 409A stock options. To help our employees avoid these adverse tax consequences, we initiated a tender offer in the third quarter of 2007, which allowed our non-executive employees to amend their outstanding options to increase the exercise price of such options to the fair market value of our Common Stock on the correct grant date. In addition, we granted to employees who elected to amend their options pursuant to the tender offer a cash payment to compensate them for the increase in the exercise price of their options. Pursuant to IRS regulations, our executive officers were not eligible to participate in our Section 409A relief actions.

Because our executive officers were not eligible to participate in our Section 409A relief actions, our President and Chief Executive Officer, our Senior Vice President, Worldwide Sales and Services and our General Counsel and Senior Vice President, Human Resources were subject to excise tax liabilities, including interest on such tax liabilities, under Section 409A for exercised 409A stock options in the amounts of $120,924, $33,758 and $563,985, respectively. For their vested but unexercised 409A stock options, these executive officers were also required to pay ordinary income taxes on the difference between the fair market value of our Common Stock as of December 31, 2007 ($38.01 per share) and the exercise price of their affected options. For these executives, the accelerated ordinary income amounts for 2007 were approximately $528,000, $114,000 and $1.4 million, respectively.

As a result of the accelerated ordinary income tax amounts for 2007, the executives were required to fund withholding tax obligations associated with vested but unexercised 409A stock options by January 31, 2008. In order to pay such required withholding, on January 30 and 31, 2008, each of these executive officers exercised their 409A stock options and sold sufficient shares of our Common Stock received upon exercise to cover their exercise price and withholding tax obligations so that no further Section 409A liabilities would be incurred with respect to such options. Approximately 70,000 409A stock options with a weighted average exercise price of approximately $8.72 per share were exercised and sold by these executives for this purpose.

To assist our President and Chief Executive Officer, our Senior Vice President, Worldwide Sales and Services and our General Counsel and Senior Vice President, Human Resources with handling the adverse tax consequences associated with their 409A stock options, on January 27, 2008, the Compensation Committee and our Board of Directors approved a one-time cash payment to each of these executive officers in the amount of such officer’s excise tax liability under Section 409A, including interest and grossed-up for taxes that would be owed by such executive officers on these one-time cash payments. The total amounts of these one-time cash payments to our President and Chief Executive Officer, our Senior Vice President, Worldwide Sales and Services and our General Counsel and Senior Vice President, Human Resources were $190,281, $51,413 and $887,467, respectively. The amounts of these one-time cash payments are related to two stock option grants: approximately $892,000 was with respect to the new hire grant made to our General Counsel and Senior Vice President, Human Resources on October 1, 2002 upon the commencement of his employment with us, and approximately $360,000 was with respect to the 2003 annual grant to executives issued by us on March 4, 2003 as part of our standard executive compensation practices.

These one-time cash payments did not cover the ordinary income tax liabilities incurred by these executive officers as of December 31, 2007 with respect to their vested but unexercised 409A stock options. To further our compensation goals of aligning employee and stockholder interests and closely linking employee compensation with company performance, on January 31, 2008, the Compensation Committee approved a one-time stock option grant to each of the affected executive officers equal to the number of shares that he was required to exercise in order to pay his tax withholding obligations (20,313 shares for our President and Chief Executive Officer, 4,375 shares for our Senior Vice President, Worldwide Sales and Services and 45,647 shares for our General Counsel and Senior Vice President, Human Resources). These grants were issued on February 1, 2008 and have an exercise price equal to the fair market value of our Common Stock as of such date ($34.71). These stock options vest over a twelve month period at a rate of 1/12 per month and will expire five years after the grant date.

The Compensation Committee and our Board of Directors took these actions based on the conclusions of the Audit Committee’s stock option investigation and after consultation with the Audit Committee about the information collected and reviewed by the Audit Committee during its investigation. The Compensation Committee’s actions and recommendations to our Board of Directors were based in part on a finding that our General Counsel and Senior Vice President, Human Resources had no involvement in the process of granting his new hire stock option grant, our Senior Vice President, Worldwide Sales and Services had no involvement in the process of granting any 409A stock options, and neither our President and Chief Executive Officer nor our General Counsel and Senior Vice President, Human Resources were aware that, as of the grant date of the 2003 annual grant to executives, all required granting actions for financial accounting purposes had not been completed. Further, the Compensation Committee considered that, because the stock option investigation concluded in 2007, under the rules of the Internal Revenue Service, we were not permitted to resolve these executives’ Section 409A-related liabilities by repricing their 409A stock options, as did a significant number of companies whose stock option investigations concluded in 2006. Given the findings of the Audit Committee and the Compensation Committee, the Compensation Committee viewed as unfair the significant tax liabilities accruing to these executives because of the timing of the conclusion of the Audit Committee’s stock option investigation.

Additional information concerning the cash payments discussed above are included in our Summary Compensation Table and the related footnotes starting on page 31 of this Proxy Statement. Additional information concerning the stock option grants discussed above will be included in the Compensation Discussion and Analysis and Summary Compensation Table in our proxy statement for our 2009 Annual Meeting of Stockholders.

Compensation Evaluation Processes and Criteria

Evaluation Process

The compensation packages for our executive officers are reviewed by the Compensation Committee and include an analysis of all elements of compensation separately and in the aggregate. In establishing compensation levels for each executive officer, the Compensation Committee has the authority to engage the services of outside experts to assist it. In addition, our legal, finance, human resources and sales operations departments support the Compensation Committee in its work and act in accordance with the direction given to them to fulfill various functions in administering our compensation programs.

Throughout 2007, the Compensation Committee held multiple meetings with management, our human resources department and representatives of Radford to

•	review our compensation philosophy,

•	review the actual compensation of our executive officers for consistency with our philosophy,

•	analyze trends in executive compensation,

•	assess our cash incentive structure, elements of our cash incentive plans and mechanics to ensure a proper link to our financial performance,

•	assess our equity-based awards programs for both executive retention and alignment with stockholder interests,

•	benchmark our executive cash compensation and equity-based awards programs, and

•	review recommendations for 2007 compensation for consistency with benchmarks and our compensation philosophy.

In February 2007, the Compensation Committee reviewed the draft incentive bonus plan that had been compiled by management and evaluated by our finance department for consistency with our operating plan. On March 9, 2007, the Compensation Committee approved the Executive Bonus Plan, or the Bonus Plan, as well as the financial targets under the Bonus Plan. In addition, on March 9, 2007, in a session from which management was excluded, the Compensation Committee, along with other members of the Board of Directors, reviewed and discussed the compensation package of our President and Chief Executive Officer and recommended the package to our Board of Directors for approval. On March 21, 2007, the Board of Directors approved the compensation package as recommended.

Evaluation Criteria

In determining the amount and mix of compensation elements, the Compensation Committee relies upon its judgment about the performance of each individual executive officer. In setting final compensation levels for our executive officers in 2007, the Compensation Committee considered many factors, including, but not limited to:

•	the performance and experience of each individual;

•	the scope and strategic impact of the executive officer’s responsibilities;

•	our past business and segment performance and future expectations;

•	our long-term goals and strategies;

•	past compensation levels of each individual and of our executives as a group;

•	relative levels of compensation among the officers;

•	the amount of base salary in the context of the executive officer’s total compensation and other benefits;

•	for each executive officer, other than our President and Chief Executive Officer, the evaluations and recommendations of our President and Chief Executive Officer; and

•	the competitiveness of the compensation packages relative to the selected benchmarks as highlighted by the independent compensation consultant’s analysis.

Role of the Independent Compensation Consultant

During 2007, the Compensation Committee retained the services of Radford. Radford reported directly to the Compensation Committee for purposes of advising it on compensation matters. The Compensation

Committee provided Radford with preliminary instructions regarding the goals of our compensation program and the parameters of the competitive review of executive total direct compensation packages to be conducted by Radford. In particular, Radford was instructed to test whether the compensation packages of our executive officers were competitive with the market and reasonable given our performance relative to our peers as measured by revenue growth, operating income growth, diluted earnings per share growth and total stockholder return, each on a one and a three year basis. Radford was further instructed to benchmark all components of compensation, including base salary, total targeted compensation (base salary plus targeted cash incentive compensation), total actual cash compensation and equity-based long-term incentive awards. For purposes of analyzing our performance against that of our peer companies, Radford was instructed to organize its analysis around our business units and general corporate executive positions. Finally, the Compensation Committee instructed Radford to review our internal compensation model and guidelines and compare them to our peer companies and actual compensation practices.

Once Radford completed its preliminary analysis of executive compensation, it presented its report to the Compensation Committee in October 2006 and the Compensation Committee reviewed the analysis and provided Radford with feedback and further direction for follow-up analyses. Radford delivered an update to its prior report in the first quarter of 2007, presenting additional data regarding compensation of executive officers, which was reviewed by the Compensation Committee. Throughout the fourth fiscal quarter of 2006 and the first fiscal quarter of 2007, Radford attended meetings of the Compensation Committee, both with and without members of management present, and interacted with members of our human resources department with respect to its assessment of the compensation packages for our executive officers.

The Compensation Committee annually conducts a competitive analysis of the compensation paid to our executive officers and reviews the compensation practices among our peer group and of the software industry overall. As in prior years, the analysis for fiscal 2007 measured our compensation targets and actual results against information from several sources:

•	independent, commercially available surveys on executive compensation within the software industry, tailored to reflect our relative market capitalization and revenue, including

•	the 2006 Radford Executive Survey, and

•	the 2006 Buck Consultants High Tech Report, and

•

an internal benchmark using commercially available survey data and information from publicly filed reports from a group of 18 peer technology companies specifically identified by us in consultation with the Compensation Committee.

This comparison group was limited to technology companies that are our competitors or those that are close comparisons in terms of sales, industry and/or market capitalization and may therefore compete with us for executive talent. The companies in the peer group included: Autodesk, Inc., BEA Systems, Inc., BMC Software, Inc., Business Objects S.A., Cadence Design Systems, Inc., Cognos, Inc., Compuware Corporation, F5 Networks Inc., Fair Isaac Corporation, Hyperion Solutions Corporation, Juniper Networks Inc., McAfee, Inc., Mercury Interactive Corporation, Novell, Inc., Parametric Technology Corporation, Sybase, Inc., Synopsys, Inc. and VeriSign, Inc.

The benchmarks were used as one of several factors to evaluate appropriate compensation ranges for base salary, cash incentive compensation and equity-based long-term incentives. In 2007, the data from the benchmarks generally suggested that the total cash compensation paid to our executive officers, other than our President and Chief Executive Officer, compared reasonably to the base salary and cash incentives paid to the executives whose companies were included in the benchmarks, as such base salary and cash incentives were generally between the median and the 75th percentile of the benchmarks. On the other hand, the data from the benchmarks generally suggested that the base salary and cash incentives paid to our President and Chief Executive Officer and our Chief Financial Officer were below the market median salary for chief executive officers and chief financial officers whose companies were included in the selected benchmarks. In 2007, the data from the benchmarks generally suggested that, in the aggregate with respect to equity-based long-term incentive grants, the grants to our executive officers, including our President and Chief Executive Officer, were generally between the median and the 75th percentile of the benchmarks.

The Compensation Committee anticipates that it will continue to conduct similar annual reviews of our executive compensation practices and that it will use independent outside consultants for similar services in the future.

Components of Compensation

Base Salary

Salary levels for each of our executive officers are based on internally-developed ranges, the midpoints of which generally correspond to the 50th percentile of salaries that the Compensation Committee believes are paid to executive officers with comparable responsibilities at the benchmarked companies and within the overall software and high technology industry. Each year the Compensation Committee reviews variances between the salary levels for each executive officer and those of the companies included in the selected benchmarks and determines, in its discretion, individual salary adjustments after considering the various factors described above, although no relative weights or rankings are assigned to these factors. In setting the base salary for our senior executive officers, other than our President and Chief Executive Officer, the Compensation Committee also considers the recommendations of our President and Chief Executive Officer in addition to the factors described above. Our 2007 salary increases are detailed in the “Discussion of Summary Compensation and Grants of Plan-Based Awards Tables” below.

Cash Incentives

Cash incentives are based on internally-developed guidelines which generally correspond to the 50 th percentile of similar cash incentives provided to officers in similar positions at companies included in the selected benchmarks. To provide cash incentive compensation for fiscal 2007, the Compensation Committee adopted the Bonus Plan for the benefit of: our President and Chief Executive Officer; our Senior Vice President and Chief Financial Officer; our Senior Vice President, Worldwide Sales and Services; our General Counsel and Senior Vice President, Human Resources; and the other participants approved for participation by the Compensation Committee.

Although the Bonus Plan is administered by the Compensation Committee, certain administrative tasks are delegated to management. The Compensation Committee and/or our Board of Directors retain the right to amend, alter or terminate the Bonus Plan at any time. Participants in the Bonus Plan received cash incentive bonuses for fiscal 2007 based upon the achievement of specific financial goals, which included targets based on reported revenue, product revenue and adjusted corporate operating income.

Each executive’s bonus was based on the achievement of financial targets set forth in the Bonus Plan by the Compensation Committee. The Bonus Plan weighted these financial components as follows: 40% for achieving reported revenue targets; 30% for achieving product revenue targets; and 30% for achieving adjusted corporate operating income targets. The Bonus Plan also provided for a premium or deduction, to be applied in the event of over or under achievement of the weighted factors, as the case may be. The Bonus Plan also contained minimum performance requirements that must be met before any award could be earned, including achievement of 80% of each financial target and 90% of the annual adjusted earnings per share target of $1.63. The target bonuses for executives under the Bonus Plan ranged from 55% to 100% of base salary, with each of our President and Chief Executive Officer and Senior Vice President, Worldwide Sales and Services having a target bonus equal to 100% of his base salary, consistent with our current philosophy of placing more emphasis on performance-based compensation for these officers.

The Compensation Committee adopted the Bonus Plan and determined target bonuses for 2007 in the first quarter of 2007. The financial targets that underlie the Bonus Plan were based on our operating plan for 2007 as approved by our Board of Directors. In the first quarter of 2008, our Senior Vice President and Chief Financial Officer reviewed and approved the calculations of financial target attainment levels and the 2007 bonus amounts payable to executive officers that were generated by members of our legal, finance, human resources and sales operations departments in accordance with the Bonus Plan. These financial target attainment levels and bonus calculations were presented to the Compensation Committee for its review and approval at a meeting held on February 21, 2008.

In connection with the voluntary investigation of our historical stock option granting practices, we incurred substantial legal, accounting and other professional fees and expenses, as well as expenses related to tax and payroll payments made pursuant to Section 409A associated with tax gross-ups and tender offer payments for non-executive employees. These expenses had a material effect on certain financial targets set forth in the Bonus Plan. The Compensation Committee considered whether to adjust the calculation of performance against financial targets under the Bonus Plan to provide that the financial targets set for our executive officers would be calculated without including such investigation-related costs. After extensive discussion, the Compensation Committee decided not to amend the Bonus Plan to change the financial targets for our executive officers. However, because virtually all non-executive employees who hold stock options granted by us were not involved in or aware of the incorrect pricing of certain stock options, the Compensation Committee amended the bonus plans applicable to non-executive employees to exclude investigation-related expenses from the calculation of performance against financial targets.

On February 21, 2008, the Compensation Committee determined that the reported revenue target of $1.4 billion was 99.6% attained, the reported product revenue target of $589 million was 97.9% attained and the adjusted corporate operating income target of $355 million was 94.6% attained. Based on these attainment levels, the Compensation Committee determined that each of our executive officers participating in the Bonus Plan was entitled to receive a bonus equal to 91% of his target bonus and approved the following bonuses under the Bonus Plan.

Named Executive Officer	Bonus Amount
President and Chief Executive Officer	$637,210
Senior Vice President and Chief Financial Officer	$233,720
General Counsel and Senior Vice President, Human Resources	$186,612
Senior Vice President, Worldwide Sales and Services	$342,500

Our Senior Vice President, Virtualization and Management Division, did not participate in our Bonus Plan for 2007, as he did not join our company until our acquisition of XenSource in October 2007. Mr. Levine, however, is participating in our 2008 executive officer bonus plan.

The bonuses described above were paid to each executive officer in the first quarter of 2008, except for the bonuses paid to our Senior Vice President, Worldwide Sales and Services, who received his bonus in four quarterly installments, with the first three installments being equal to 25% of his target bonus and the fourth installment being equal to 25% of his target bonus less deductions for underachievement. The bonus amounts payable to our Senior Vice President, Worldwide Sales and Services are calculated and paid on a quarterly basis to provide timely recognition and feedback regarding our sales performance. As a result of this different payment schedule, the bonus amount payable to our Senior Vice President, Worldwide Sales and Services was based on his actual base salary paid in 2007, rather than the rate of his 2007 base salary in effect on December 31, 2007.

Equity-Based Long-Term Incentives

The purpose of our equity-based long-term incentives is to attract and retain talented employees, further align employee and stockholder interests, and continue to closely link employee compensation with company performance. Our equity-based long-term incentive program provides an essential component of the total compensation package offered to employees, reflecting the importance that we place on motivating and rewarding superior results with long-term and performance-based incentives.

Since 2006, we have granted to senior executive officers a portfolio of equity-based awards, consisting of a mix of both stock options and restricted stock units pursuant to our 2005 Equity Incentive Plan, or the 2005 Plan. We believe that a mix of stock options and restricted stock units provide a better balance for executives and provide more effective incentives for our superior performers to remain with us and continue that performance. In deciding to move towards a mix of stock options and restricted stock units, the Compensation Committee considered our stock option burn rate, overhang, the accounting treatment of stock options versus restricted stock units under FAS 123R, the tax treatment of stock options versus restricted stock units and the competitive practices of our peer companies. Based on its review, the Compensation Committee determined that the use of restricted stock units could reduce our burn rate and overhang, lessen the effects of stockholder dilution and provide the Compensation Committee with additional flexibility in the elements and mix of our executive officers’ compensation packages. In addition, the Compensation Committee reviewed the competitive practices of our peer companies and concluded that those peer companies were moving towards grants of similar full value awards.

The Compensation Committee also discussed the appropriate mix of stock options and restricted stock units. After considering the factors discussed above, in 2006, the Compensation Committee decided to grant equity-based award packages for which 70% of the value was comprised of stock options and 30% of the value was comprised of restricted stock units. In 2007, the Compensation Committee decided to further increase the use of full value awards by granting time-based restrictive stock units, in addition to performance-based restricted stock units, so that 50% of the value of the total equity package was comprised of restricted stock units, with 30% of such value in performance- based restricted stock units and 20% of such value represented in time-based restricted stock units. Because restricted stock units are full value awards, the number of restricted stock units that need to be granted to reach the 50% value threshold is less than the number of options that would be required to reach the same value level. As a result, the use of restricted stock units will continue to further our goals of reducing dilution, burn rate and overhang by reducing the number of shares of Common Stock subject to equity-based awards.

When establishing stock option grant levels for our executive officers, the Compensation Committee considers the existing levels of stock and option ownership among the executive officers relative to each other and to our employees as a whole, previous grants of stock options to the executive officers, our stock option overhang and targeted stock-option burn rates and vesting schedules of previously granted options, as well as the various factors described above. In addition, the Compensation Committee reviews the stock option grant levels of executive officers in our peer group. Options are currently granted pursuant to the 2005 Plan and our executive officers generally receive annual option awards in two grants, which are pre-set to follow our quarterly earnings releases. Pursuant to our Awards Policy, grants of stock options are typically awarded on a semi-annual basis on the last business day in April and the last business day in July. We typically enter into restricted stock unit award agreements on the last business day in April. As a result of the voluntary investigation of our historical stock option granting practices, however, we did not grant stock options to, or enter into restricted stock unit agreements with, our executive officers until the October 1, 2007, as required by the Awards Policy.

Pursuant to the 2005 Plan, the Company may grant executive officers both performance-based restricted stock units and time-based restricted stock units. The grants of restricted stock unit awards are based upon the same factors used to evaluate stock options grants. In 2007, except as described below, the performance criteria and attainment levels for grants of performance-based restricted stock units were based upon successful achievement of the adjusted corporate operating income target of $355 million. The number of restricted stock units underlying a performance-based award is generally determined one year after the date of the award based on the achievement of specific performance objectives. If the performance goal is less than 90% attained, then no performance-based restricted stock units will be issued pursuant to the authorized award. For performance at and above 90% attainment, the number of performance-based restricted stock units issued is based on a graduated slope, with the maximum number of performance-based restricted stock units issuable pursuant to the award capped at 125% of the target number of restricted stock units set forth in the award agreement. Once the number of units is determined, the units are subject to time-based vesting as described below. As noted above, due to the voluntary investigation of our historical stock option granting practices, we did not enter into restricted stock unit agreements with our executive officers until October 1, 2007; however, the performance criteria included in the performance-based award agreements were the same as those established by the Compensation Committee in the first quarter of 2007.

During 2007, the Compensation Committee considered changing the performance criteria for the performance-based restricted stock units awarded to executives in 2007 to remove the effect that the substantial expenses we incurred in connection with the voluntary investigation of our historical stock option granting practices had on our adjusted corporate operating income in 2007. After extensive discussion, the Compensation Committee decided not to amend the performance criteria for the restricted stock units granted to our executive officers in 2007 in this manner. However, because virtually all non-executive employees were not involved in or aware of the incorrect pricing of certain stock options, the Compensation Committee amended the performance criteria applicable to non-executive employees who receive restricted stock units to exclude investigation-related expenses from the calculation of performance against the adjusted corporate operating income target.

In February 2008, the Compensation Committee determined that the adjusted corporate operating income target was 94.6% attained and that the following executive officers were entitled to the number of restricted stock units set forth in the following table, subject to vesting and other requirements of the restricted stock unit agreements:

Named Executive Officer	Number of Performance-Based Restricted Stock Units
President and Chief Executive Officer	16,800
Senior Vice President and Chief Financial Officer	6,300
General Counsel and Senior Vice President, Human Resources	6,300
Senior Vice President, Worldwide Sales and Services	6,300

In addition to the performance-based awards described above, on March 21, 2007, the Board of Directors approved the grant of 25,000 restricted stock units to our President and Chief Executive Officer, subject to his meeting certain corporate goals, including recruiting and hiring a Chief Products Officer during 2007, formalizing an executive succession and talent development plan prior to August 31, 2007 and creating a CEO succession strategy prior to October 31, 2007. As a result of changes in our organizational and business plans resulting from our planned acquisition of XenSource, in July 2007, the Board of Directors, upon the recommendation of the Compensation Committee, replaced the requirement to hire a Chief Products Officer with a requirement that our President and Chief Executive Officer complete the management team in a manner consistent with the revised organizational structure agreed to with the Board. Although this grant was initially approved in March 2007 and adjusted in July 2007, as a result of the voluntary investigation of our historical stock option granting practices, we enter into a restricted stock unit agreement regarding the grant on October 1, 2007. In February 2008, the Compensation Committee determined that our President and Chief Executive Officer had met all of the performance criteria relating to this award and awarded him 25,000 restricted stock units.

The performance-based restricted stock units (if awarded) vest over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement. No vesting of these restricted stock units occurs until the performance criteria have been met and the number of restricted stock units underlying the award is determined. Once vested, each restricted stock unit represents the right to receive one share of our Common Stock.

In addition to the performance-based restricted stock units described above, in 2007 we began granting time-based restricted stock units to our executive officers in order to further reduce our stock option burn rate and overhang while at the same time maintaining important retention incentives. We expect to continue to make performance-based and time-based restricted stock unit grants to help achieve these goals.

In the fourth quarter of 2007, we entered into restricted stock unit agreements with our executive officers for time-based restricted stock units that were not subject to performance criteria and that vest over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement. We also entered into restricted stock unit agreements with our Senior Vice President and Chief Financial Officer, our General Counsel and Senior Vice President, Human Resources and our Senior Vice President, Worldwide Sales and Services for restricted stock units that are not subject to performance criteria, but that do not vest until the second anniversary of the award agreement (at which time all of the units vest). The number of time-based restricted stock units granted is set forth in the following table:

	Time-Based Restricted Stock Units
Named Executive Officer	3-year Standard Vesting	2-year Cliff Vesting
Senior Vice President and Chief Financial Officer	5,000	5,000
General Counsel and Senior Vice President, Human Resources	5,000	3,500
Senior Vice President, Worldwide Sales and Services	5,000	5,000

We did not grant any equity awards to our Senior Vice President, Virtualization and Management Division in 2007, as he did not join our company until our acquisition of XenSource in October 2007. We did, however, assume stock options that had been granted to him by XenSource prior to the acquisition. These stock options represent the right to purchase up to 1,185,527 shares of our Common Stock at a weighted average exercise price of $2.83 per share.

Executive Stock Ownership Guidelines

In February 2008, to further align the interests of our executive officers with the interests of our stockholders, the Nominating and Corporate Governance Committee adopted stock ownership guidelines for our executive officers. Pursuant to these guidelines, the Chief Executive Officer is expected to own at least 25,000 shares of our Common Stock and each executive officer, other than our President and Chief Executive Officer, is expected to own at least 10,000 shares of Common Stock. Each of our executive officers is expected to hold such shares for so long as he is one of our executive officers. Executive officers are expected to meet these guidelines within three years of the date of establishment of the guidelines or within three years of the date of his appointment or election as an executive officer, whichever is later. Our executive officers may accumulate shares of our Common Stock through stock option exercises, settlement of restricted stock units or other awards, open market purchases made in compliance with applicable securities laws, our policies or any other equity plans we may adopt from time to time. Shares of our Common Stock beneficially owned by any of our executive officers count towards the satisfaction of the ownership guidelines, unless the executive officer disclaims beneficial ownership of the shares.

Benefits

Our executive officers participate in our broad based employee benefits plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid by executive officers under these plans. We offer a stock purchase plan, under which our employees may purchase Common Stock at a 15% discount from the fair market value of our Common Stock on the last business day of the purchase period (determined by reference to the closing price of our Common Stock on such date), and a 401(k) plan, which allows our employees to invest in a wide array of funds on a pre-tax basis and which provides a matching contribution from the company. We also maintain insurance and other benefit plans for our employees.

Our executive officers receive higher life, accidental death and dismemberment and disability insurance benefits than other employees, which reflects industry standards and their relative base salary levels. Our executive officers also receive reimbursement for annual health physicals. We do not currently offer any non-qualified deferred compensation plans or supplemental retirement plans to our executives. For more information, please refer to the “Summary Compensation Table” below.

We limit the perquisites that are made available to our executives. Our executives are entitled to few benefits that are not otherwise available to all employees. In this regard it should be noted that we do not provide pension arrangements or similar benefits to our executives or employees, other than a 401(k) program, in which all of our employees, including our executive officers, may participate, defined contribution plans required by applicable law in certain jurisdictions outside the United States, in which none of our named executive officers participate.

Summary of Executive Compensation

The following table sets forth certain information with respect to compensation for the years ended December 31, 2007 and 2006 earned by or paid to our President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, our three other most highly-compensated executive officers, referred to as our Named Executive Officers, as determined in accordance with applicable SEC rules.

SUMMARY COMPENSATION TABLE

FOR THE 2007 AND 2006 FISCAL YEARS

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Mark Templeton President & Chief Executive Officer	2007	675,000	120,924	(2)	876,637	1,179,770		637,210	—	125,841	(3)	3,615,382
	2006	575,000	—		198,150	1,107,565		727,620	—	38,055	(4)	2,646,390

David Henshall Senior Vice President & Chief Financial Officer	2007	383,750	—		369,793	710,667		233,720	—	11,552	(5)	1,709,482
	2006	338,397	—		123,861	877,239		233,445	—	10,999	(6)	1,583,941
Peter Levine(7) Senior Vice President, Virtualization & Management Division	2007	59,167	—		—	2,923,932	(8)	—	—	—		2,983,099
	2006	—	—		—	—		—	—	—		—

David Friedman General Counsel & Senior Vice President, Human Resources	2007	375,000	563,985	(9)	238,149	361,267		186,612	—	336,852	(10)	2,061,865
	2006	322,564	—		39,657	570,410		217,738	—	12,528	(11)	1,162,897

John Burris Senior Vice President, Worldwide Sales and Services	2007	376,251	33,758	(12)	333,254	583,697		342,500	—	57,530	(13)	1,726,990
	2006	347,326	75,000		99,088	618,910		399,436	—	32,356	(14)	1,572,116

(1)	Based on the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2007 in accordance with SFAS 123R, excluding estimated forfeitures and using only actual forfeitures. The assumptions we used for calculating the grant date fair value are set forth in Notes 2 and 6 to our consolidated financial statements included in our Annual Report on Form 10-K filed on February 27, 2008. The amounts shown in this column reflect our non-cash accounting expense for these awards and do not represent the actual value that has or may be recognized by any of our Named Executive Officers.
(2)	Cash payment in the amount of Mr. Templeton’s excise tax liability under Section 409A. See Compensation Discussion and Analysis—Effects of the Stock Option Investigation—Impact on Compensation of Executive Officers for additional information.
(3)	Includes spousal travel reimbursement ($15,372), 401(k) matches made by our company ($9,050), premiums for split dollar life insurance and disability policies ($26,532), and tax gross-up payments associated with spousal travel and Section 409A taxes ($74,887). See Compensation Discussion and Analysis—Effects of the Stock Option Investigation—Impact on Compensation of Executive Officers for additional information concerning payments made in connection with Section 409A taxes.
(4)	Includes spousal travel reimbursement ($8,483), 401(k) matches made by our company ($9,300) and premiums for split dollar life insurance ($20,273).
(5)	Includes 401(k) matches made by our company ($6,300) and premiums for split dollar life insurance and disability policies ($5,252).
(6)	Includes 401(k) matches made by our company ($6,300) and premiums for split dollar life insurance ($4,699).
(7)	Mr. Levine was not employed by our company in 2006. Mr. Levine was the President and CEO of XenSource and joined the Company as the Senior Vice President, Virtualization and Management Division upon the closing of our acquisition of XenSource on October 19, 2007. Upon closing, Mr. Levine received a transaction bonus in the amount of $7,671,068, which was approved by the Board of Directors of XenSource and by the former stockholders of XenSource in connection with the closing of the acquisition. The full amount of this bonus was deducted from the merger consideration paid by us to the stockholders of XenSource.
(8)	Upon the closing of the XenSource acquisition, our company assumed all obligations under the XenSource 2005 Stock Plan. Our assumption of the XenSource 2005 Stock Plan included the assumption of options issued to Mr. Levine that, pursuant to the terms of the acquisition agreement between our company and XenSource, are exercisable for 1,185,527 shares of our Common Stock and have a weighted average exercise price of $2.82.

(9)	Cash payment in the amount of Mr. Friedman’s excise tax liability under Section 409A. See Compensation Discussion and Analysis—Effects of the Stock Option Investigation—Impact on Compensation of Executive Officers for additional information.
(10)	Includes 401(k) matches made by our company ($6,325), premiums for split dollar life insurance and disability policies ($7,045) and tax gross-up payments associated with Section 409A related taxes ($323,482). See Compensation Discussion and Analysis—Effects of the Stock Option Investigation—Impact on Compensation of Executive Officers for additional information concerning payments made in connection with Section 409A taxes.
(11)	Includes 401(k) matches made by our company ($6,300) and premiums for split dollar life insurance ($6,228).
(12)	Cash payment in the amount of Mr. Burris’s excise tax liability under Section 409A. See Compensation Discussion and Analysis—Effects of the Stock Option Investigation—Impact on Compensation of Executive Officers for additional information.
(13)	Includes spousal travel reimbursement ($14,953), 401(k) matches made by the Company ($6,300), premiums for split dollar life insurance and disability policies ($13,244) and tax gross-up payments associated with spousal travel and Section 409A related taxes ($23,033). See Compensation Discussion and Analysis—Effects of the Stock Option Investigation—Impact on Compensation of Executive Officers for additional information concerning payments made in connection with Section 409A taxes.
(14)	Includes spousal travel reimbursement ($9,931), 401(k) matches made by our company ($11,278) and premiums for split dollar life insurance ($11,147).

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2007 to the Named Executive Officers. Grants of equity incentive plan awards to each Named Executive Officer were made pursuant to the 2005 Plan and grants of non-equity inventive plan awards to each Named Executive Officer were made pursuant to the Bonus Plan. There can be no assurance that the Grant Date Fair Value of the Stock Awards and Stock Options listed below will ever be realized.

GRANTS OF PLAN-BASED AWARDS TABLE

FOR THE 2007 FISCAL YEAR

Name	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			Estimated Potential Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)
Mark Templeton	10/1/07				12,000	24,000	30,000				669,648
	10/1/07				0	25,000	25,000				996,500
	10/1/07							13,333			531,453
	10/1/07								100,000	39.86	1,230,570
	3/21/07	84,000	700,000	1,400,000
David Henshall	10/1/07				4,500	9,000	11,250				251,118
	10/1/07							5,000			199,300
	10/1/07							5,000			199,300
	10/1/07								37,500	39.86	461,464
	3/9/07	30,810	256,750	513,500
John Burris	10/1/07				4,500	9,000	11,250				251,118
	10/1/07							5,000			199,300
	10/1/07							5,000			199,300
	10/1/07								37,500	39.86	461,464
	3/9/07	45,150	376,250	752,500
David Friedman	2/1/07								25,000	31.93	237,555
	10/1/07				4,500	9,000	11,250				251,118
	10/1/07							5,000			199,300
	10/1/07							3,500			139,510
	10/1/07								37,500	39.86	461,464
	3/9/07	24,600	205,000	410,000
Peter Levine(5)	10/19/07

(1)

On February 21, 2008, the Compensation Committee determined that the reported revenue target was 99.6% attained, the reported product revenue target was 97.9% attained and an adjusted operating income target of $355 million was 94.6% attained and, as a result, Mr. Templeton received a bonus of $637,210, Mr. Henshall received a bonus of $233,720, Mr. Burris received a bonus of $342,500, and

Mr. Friedman received a bonus of $186,612. Mr. Levine did not participate in our 2007 Bonus Plan. See “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table included in this proxy statement.

(2)	On February 21, 2008, the Compensation Committee determined that the adjusted corporate operating income target was 94% attained and awarded each executive restricted stock units pursuant to each Restricted Stock Unit Agreement: Based on the Compensation Committee’s determination, Mark Templeton received 16,800 restricted stock units and David Henshall, David Friedman and John Burris each received 6,300 restricted stock units. In addition, on February 21, 2008, the Compensation Committee determined that Mr. Templeton had met certain organizational performance criteria and granted Mr. Templeton 25,000 restricted stock units.
(3)	The exercise price of all stock options granted under our 2005 Plan is equal to the closing price of the Common Stock on the date of grant.
(4)	The grant date fair value of awards in this column reflect the fair value of such awards determined pursuant to FAS 123R, excluding estimated forfeitures and using actual forfeitures, if any. The assumptions we used for calculating the grant date fair value are set forth in notes 2 and 6 to the financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2007.
(5)	We did not grant any non-equity or equity incentive plan awards to Mr. Levine in 2007, as he did not join our company until our acquisition of XenSource October 2007. We, however, did assume the stock options that had been granted to him by XenSource prior to the acquisition, which stock options became options to purchase shares of our Common Stock in connection with the acquisition. These stock options consist of: (i) a stock option to purchase 122,589 shares of our Common Stock at an exercise price of $15.50, (ii) a stock option to purchase 268,452 shares of our Common Stock at an exercise price of $3.27 per share and (iii) a stock option to purchase 794,486 shares of our Common Stock at an exercise price of $0.72 per share. The fair value, excluding estimated forfeitures of these stock options on the date of assumption was $3,180,032, $9,829,048 and $30,970,256, respectively.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A description of the application of those policies and practices to each of the Named Executive Officers for the year ended December 31, 2007 is set forth below.

President and Chief Executive Officer Compensation

As President and Chief Executive Officer, Mark B. Templeton is responsible for overseeing all of our corporate functions, product groups and divisions and directing the Company to ensure the attainment of revenue and profit goals. Working in concert with our Board of Directors, our President and Chief Executive Officer formulates current and long-term company plans and objectives, and represents the Company in relations with our customers and the business and non-business communities. Based on a recommendation of the Compensation Committee, our Board of Directors determines compensation for our President and Chief Executive Officer using the same factors it uses for other executives, placing relatively less emphasis on base salary, and instead, creating greater performance based opportunities through equity-based long-term and cash incentive compensation. In assessing the compensation paid to our President and Chief Executive Officer, the Compensation Committee relies on both information from selected benchmarks and its judgment with respect to the factors described above.

In addition, the Compensation Committee uses a formal evaluation process, which includes meetings held in executive session, to help assess the performance of our President and Chief Executive Officer. This process consists of: an annual self-evaluation by our President and Chief Executive Officer, which is submitted to the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee after the conclusion of each fiscal year; annual evaluations conducted by each member of our Board of Directors; and annual reviews of our President and Chief Executive Officer submitted by each senior executive officer who reports directly to him, in each case measured against the personal performance objectives and targets established at the beginning of the year by our President and Chief Executive Officer and the Compensation Committee. Following an assessment of our President and Chief Executive Officer’s performance, the Compensation Committee reviews the total compensation package for our President and Chief Executive Officer, including base salary, cash incentive compensation and equity-based compensation, as described below. Our Board of Directors actively participates in the process of assessing our President and Chief Executive Officer’s performance and in setting his compensation based on those assessments.

In 2007, Mr. Templeton was our most highly compensated executive officer. Mr. Templeton’s compensation is greater than the compensation of our other executive officers as a result of the extensive scope of his responsibilities, the current market for executive talent, particularly chief executive officers, and the results of our benchmarking analysis. In addition, the amount of cash incentive compensation that Mr. Templeton has the opportunity to earn under the Bonus Plan is greater than for our other Named Executive Officers because we believe that it is important for a substantial portion of the principal executive officer’s total compensation to depend on our overall financial performance in order to better align the interests of management and of our stockholders.

Base Salary. Fiscal year 2007 was a year of continued progress and accomplishments across a number of areas important to strengthening the foundation for our future growth and long-term success. Under Mr. Templeton’s leadership, net income and earnings per share increased in fiscal 2007 as compared to fiscal 2006 and we improved our results of operations. Effective April 1, 2007, Mr. Templeton’s annual base salary was increased from $600,000 to $700,000. As a result, in 2007, Mr. Templeton received salary compensation of $675,000. The increase in Mr. Templeton’s annual base salary was based on the Compensation Committee’s consideration of the factors described above. Additionally, the decision to increase Mr. Templeton’s base salary was based on the Compensation Committee’s assessment that Mr. Templeton’s 2007 salary was below the market median salary for chief executive officers whose companies were included in the selected benchmarks and that it would be appropriate to more closely align Mr. Templeton’s salary with the 50th percentile of such benchmarks. After the 2007 adjustment, however, Mr. Templeton’s salary remained below the applicable market benchmark.

Cash Incentive. For fiscal 2007, Mr. Templeton was awarded cash compensation of $637,210 in accordance with the Bonus Plan, a decrease from his 2006 bonus of $727,620. Mr. Templeton’s 2007 bonus was determined and awarded in accordance with the criteria outlined in the Bonus Plan, which calculates the actual bonus paid by adjusting the target bonus up or down based on the achievement of certain financial targets. Pursuant to the Bonus Plan, Mr. Templeton’s target bonus for 2007 was set at 100% of his base salary and was based: 40% for achieving reported revenue targets; 30% for achieving product revenue targets; and 30% for achieving adjusted corporate operating income targets. Both Mr. Templeton’s base salary and target bonus opportunity increased in 2007, resulting in an increase of his 2007 target bonus as compared to 2006. Based on the factors identified above, namely our reported revenue, product revenue and adjusted corporate operating income for the fiscal year, including the impact of the expenses associated with the investigation into our historical stock option granting practices, Mr. Templeton achieved 91% of his 2007 target bonus as outlined in the Bonus Plan.

Equity-Based Long-Term Incentive. In October 2007, Mr. Templeton was granted options to purchase 100,000 shares of our Common Stock subject to our standard vesting schedule. In addition, in October 2007, we entered into restricted stock unit award agreements pursuant to which Mr. Templeton was eligible to earn restricted stock units based on the achievement of our 2007 adjusted corporate operating income target and on the achievement of certain organizational performance goals. In February 2008, Mr. Templeton received 16,800 restricted stock units based on our achieving 94.6% of our adjusted corporate operating income target, which included the impact of the expenses associated with the investigation into our historical stock option granting practices, and 25,000 restricted stock units because Mr. Templeton achieved all of the organizational performance goals established in his award agreement. In addition to the performance-based awards, Mr. Templeton was also granted 13,333 restricted stock units, which vest in three equal annual installments. The size of the option grant and number of restricted stock units potentially awardable under each restricted stock unit agreement were determined in accordance with the factors discussed above. See “Grants of Plan Based Awards Table” and the accompanying narrative disclosure.

Senior Vice President and Chief Financial Officer Compensation

Base Salary. As Senior Vice President and Chief Financial Officer, David Henshall is responsible for overseeing our relations with our investors, budgeting and planning, financial accounting, financial operations, tax, treasury, information technology and supply chain management. Mr. Henshall is also responsible for our financial plans, policies and the establishment of overall financial strategy. As Senior Vice President and Chief Financial Officer, Mr. Henshall works closely with our President and Chief Executive Officer to drive our overall growth and stockholder returns. In 2007, Mr. Henshall received salary compensation of $383,750. The increase in Mr. Henshall’s annual salary from $350,000 in 2006 to $395,000 in 2007 was based, among other things, on the scope and strategic impact of his responsibilities, his performance, and base salary information for similarly situated officers among the peer group to ensure that his base salary remained competitive. Prior to the increase in his base salary, Mr. Henshall’s base salary was below the market median salary for chief financial officers whose companies were included in our selected benchmarks.

Cash Incentive. Mr. Henshall was awarded cash compensation of $233,720 in accordance with the Bonus Plan. Based on the factors identified above, namely our reported revenue, product revenue and adjusted corporate operating income for the fiscal year, including the impact of the expenses associated with the investigation into our historical stock option granting practices, Mr. Henshall achieved 91% of his 2007 target bonus as outlined in the Bonus Plan. Mr. Henshall’s bonus target was adjusted upward from 55% of base salary in 2006 to 65% of base salary in 2007 based upon the executive compensation benchmark surveys and consultants’ reports reviewed by the Compensation Committee, as well as in recognition of Mr. Henshall’s performance and his importance to our future strategic success.

Equity-Based Long-Term Incentive. In October 2007, Mr. Henshall was granted options to purchase 37,500 shares of our Common Stock, subject to our standard vesting schedule. In addition, in October 2007, we entered into a performance-based restricted stock unit award agreement pursuant to which Mr. Henshall was eligible to earn restricted stock units based on the achievement of our 2007 adjusted corporate operating income target. In February 2008, Mr. Henshall received 6,300 restricted stock units under this agreement because we achieved 94.6% of our adjusted corporate operating income target, which included the impact of the expenses associated with the investigation into our historical stock option granting practices. We also entered into two time-based restricted stock unit award agreements pursuant to which Mr. Henshall was granted an aggregate of 10,000 restricted stock units, 5,000 of which vest in three equal annual installments and 5,000 of which vest 100% upon the second anniversary of the award agreement. The size of the option grant and numbers of restricted stock units potentially awardable under the restricted stock unit agreements were determined in accordance with the factors discussed above. See “Grants of Plan Based Awards Table” and the accompanying narrative disclosure.

Senior Vice President, Virtualization and Management Division Compensation

As Senior Vice President, Virtualization and Management Division, Peter Levine is responsible for our Virtualization and Management Division’s revenue attainment, product management, business development and strategic direction. Mr. Levine joined our company in the fourth quarter of 2007 through our acquisition of XenSource. Under Mr. Levine’s leadership, XenSource introduced the XenServer product family, signed strategic business agreements with such companies as Microsoft and Symantec, and quickly acquired more than 1,000 enterprise customers worldwide. For the portion of 2007 during which Mr. Levine was one of our executive officers, he received salary compensation of $59,167. Mr. Levine did not participate in the 2007 Bonus Plan and as such received no other cash compensation for his services to our company in 2007. Mr. Levine did not receive any awards of options or restricted stock units in 2007. In connection with our acquisition of XenSource, however, we assumed stock options that had been granted to Mr. Levine by XenSource prior to the acquisition. Upon assumption by the company, such stock options represent the right to purchase up to 1,185,527 shares of our Common Stock at a weighted average exercise price of $2.83 per share.

General Counsel and Senior Vice President, Human Resources Compensation

Base Salary. As General Counsel and Senior Vice President, Human Resources, David R. Friedman is our principal legal executive, which involves the oversight of acquisitions, commercial transactions, corporate governance initiatives, regulatory and other legal matters. In April 2006, Mr. Friedman also became our principal human resources executive, which involves leading our strategic efforts to recruit and manage our professionals and develop competitive pay and benefits practices. In 2007, Mr. Friedman received salary compensation of $375,000. The increase in Mr. Friedman’s annual salary from $326,450 in 2006 to $375,000 in 2007 was based, among other things, on his promotion to Senior Vice President, which was effective January 1, 2007, as well as the increased scope of his responsibilities, the strategic impact of his role, his performance, and base salary information for similarly situated officers among his peer group to ensure that his base salary remained competitive.

Cash Incentive. Mr. Friedman was awarded cash compensation of $186,612 in accordance with the Bonus Plan. Based on the factors identified above, namely our reported revenue, product revenue and adjusted corporate operating income for the fiscal year, including the impact of the expenses associated with the investigation of our historical stock option granting practices, Mr. Friedman achieved 91% of his 2007 target bonus as outlined in the Bonus Plan.

Equity-Based Long-Term Incentive. In February 2007, Mr. Friedman was granted options to purchase 25,000 shares of our Common Stock, subject to our standard vesting schedule, in recognition of his promotion to Senior Vice President. In October 2007, Mr. Friedman was granted options to purchase 37,500 shares of our Common Stock, subject to our standard vesting schedule. Additionally, in October 2007, we entered into a restricted stock unit award agreement pursuant to which Mr. Friedman was eligible to earn restricted stock units based on the achievement of our 2007 adjusted corporate operating income target. In February 2008, Mr. Friedman received 6,300 restricted stock units under this agreement because we achieved 94.6% of our adjusted corporate operating income target, which included the impact of the expenses associated with the investigation into our historical stock option granting practices. We also entered into two time-based restricted stock unit award agreements pursuant to which Mr. Friedman was granted an aggregate of 8,500 restricted stock units, 5,000 of which vest in three equal annual installments and 3,500 of which vest 100% upon the second anniversary of the award agreement. The size of the option grant and numbers of restricted stock units potentially awardable under the restricted stock unit agreements were determined in accordance with the factors discussed above. See “Grants of Plan Based Awards Table” and the accompanying narrative disclosure.

Senior Vice President, Worldwide Sales and Services Compensation

Base Salary. As Senior Vice President, Worldwide Sales and Services, John Burris is responsible for leading our global sales and services organization, which comprises approximately 2,200 of our professionals and 4,500 channel and distribution partners worldwide. In 2007, Mr. Burris received salary compensation of $376,251. The increase of Mr. Burris’ annual salary from $350,002 in 2006 to $385,000 in 2007 was based on, among other things, the scope and strategic impact of his responsibilities and performance.

Cash Incentive. Mr. Burris was awarded cash compensation of $342,500 in accordance with the Bonus Plan. Based on the factors identified above, namely our reported revenue, product revenue and adjusted corporate operating income for the fiscal year, including the impact of the expenses associated with the investigation of our historical stock option granting practices, Mr. Burris achieved 89% of his 2007 target bonus as outlined in the Bonus Plan. Mr. Burris’s achievement rate differed from that of our other Named Executive Officers due to the payment of his bonus in four quarterly installments, with the first three installments in 2007 being equal to 25% of his target bonus and the fourth installment being equal to 25% of his target bonus less deductions for underachievement.

Equity-Based Long-Term Incentive. In October 2007, Mr. Burris was granted options to purchase 37,500 shares of our Common Stock, subject to our standard vesting schedule. Additionally, in October 2007, we entered into a restricted stock unit award agreement pursuant to which Mr. Burris was eligible to earn restricted stock units based on the achievement of our 2007 adjusted corporate operating income target. In February 2008, Mr. Burris received 6,300 restricted stock units under this agreement because we achieved 94.6% of our adjusted corporate operating income target, which included the impact of the expenses associated with the investigation into our historical stock option granting practices. We also entered into two time-based restricted stock unit award agreements pursuant to which Mr. Burris was granted an aggregate of 10,000 restricted stock units, 5,000 of which vest in three equal annual installments and 5,000 of which vest 100% upon the second anniversary of the award agreement. The size of the option grant and numbers of restricted stock units potentially awardable under the restricted stock unit agreements were determined in accordance with the factors discussed above. See “Grants of Plan Based Awards Table” and the accompanying narrative disclosure.

Outstanding Equity Awards

The following table sets forth certain information with respect to the outstanding equity awards at December 31, 2007 for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007 TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date(1)		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
	Exercisable	Unexercisable
Mark Templeton	0	2,505	$39.92	4/27/2011
	0	4,444	$22.50	4/28/2010
	3,754	0	$18.05	7/31/2013	(3)
	7,224	0	$5.60	7/31/2012	(3)
	2,817	0	$35.49	7/31/2011	(3)
	0	100,000	$39.86	9/30/2012
	33,056	36,944	$31.77	7/30/2011
	38,889	28,606	$39.92	4/27/2011
	80,555	19,445	$23.83	7/28/2010
	88,889	6,667	$22.50	4/28/2010
	37,500	0	$17.55	8/1/2009
	37,500	0	$22.47	4/12/2009
	33,746	0	$18.05	7/31/2013	(3)
	35,156	0	$12.00	3/3/2013	(3)
	2,344	0	$12.00	3/3/2013	(3)
	55,296	0	$5.60	7/31/2012	(3)
	12,480	0	$5.60	7/31/2012	(3)
	35,155	0	$15.25	2/29/2012	(3)
	1,562	0	$16.78	2/29/2012	(3)
	2,345	0	$15.25	2/29/2012	(3)
	23,438	0	$16.78	2/29/2012	(3)
	112,183	0	$35.49	7/31/2011	(3)
	4,211	0	$23.75	11/5/2010	(3)
	45,789	0	$23.75	11/5/2010	(3)
	288,017	0	$25.55	2/28/2009	(3)
	400,000	0	$22.60	2/28/2009	(3)
						13,333	(4)	506,787
						14,665	(5)	557,417
						0		0	16,800	638,568
						0		0	25,000	950,250
David Henshall	0	1,049	$23.83	7/28/2010
	0	3,333	$22.50	4/28/2010
	17,852	0	$14.36	4/13/2013	(3)
	0	37,500	$39.86	9/30/2012
	20,660	23,090	$31.77	7/30/2011
	24,306	19,444	$39.92	4/27/2011
	10,417	4,583	$27.96	11/20/2010
	24,167	4,784	$23.83	7/28/2010
	26,667	0	$22.50	4/28/2010
	25,000	0	$22.94	10/24/2009
	17,500	0	$17.55	8/1/2009
	17,500	0	$22.47	4/14/2009
	57,148	0	$14.36	4/13/2013	(3)
						5,000	(4)	190,050
						5,000	(6)	190,050
						9,165	(5)	348,361
						0		0	6,300	239,463

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date(1)		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
	Exercisable	Unexercisable
John Burris	0	261	$23.83	7/28/2010
	0	4,167	$22.50	4/28/2010
	1,721	0	$17.55	8/1/2009
	607	0	$22.47	4/12/2009
	2,917	0	$18.05	7/31/2013	(3)
	2,927	0	$35.49	7/31/2011	(3)
	0	37,500	$39.86	10/1/2012
	16,528	18,472	$31.77	7/30/2011
	19,445	15,555	$39.92	4/27/2011
	30,208	7,031	$23.83	7/28/2010
	33,333	0	$22.50	4/28/2010
	13,888	0	$22.94	10/24/2009
	10,084	0	$17.55	8/1/2009
	8,421	0	$22.47	4/12/2009
	3,281	0	$18.05	7/31/2013	(3)
	3,281	0	$12.00	3/3/2013	(3)
	1,094	0	$12.00	3/3/2013	(3)
	47,073	0	$35.49	7/31/2011	(3)
						5,000	(4)	190,050
						5,000	(6)	190,050
						7,332	(5)	278,689
						0		0	6,300	239,463
David Friedman	0	2,098	$23.83	7/28/2010
	0	2,222	$22.50	4/28/2010
	1,721	0	$17.55	8/1/2009
	1,680	0	$22.47	4/12/2009
	2,917	0	$18.05	7/31/2013	(3)
	0	37,500	$39.86	9/30/2012
	0	25,000	$31.93	1/31/2012
	6,611	7,389	$31.77	7/30/2011
	7,778	6,222	$39.92	4/27/2011
	16,111	1,791	$23.83	7/28/2010
	11,111	0	$22.50	4/28/2010
	4,945	0	$17.55	8/1/2009
	4,440	0	$22.47	4/12/2009
	2,552	0	$18.05	7/31/2013	(3)
	4,740	0	$12.00	3/3/2013	(3)
	1,094	0	$12.00	3/3/2013	(3)
	22,368	0	$6.21	9/30/2012	(3)
	17,445	0	$6.21	9/30/2012	(3)
						3,500	(6)	133,035
						5,000	(4)	190,050
						2,932	(5)	111,445
						0		0	6,300	239,463
Peter Levine	0	268,452	$3.27	10/18/2012	(7)
	0	794,486	$0.72	10/18/2012	(7)
	0	122,589	$15.50	10/18/2012	(7)

(1)	Unless otherwise indicated in the table, options vest at a rate of 1/3 of the shares underlying the stock option one year from the date of grant and at a rate of 1/36 monthly thereafter.
(2)	Represents the actual number of restricted stock units earned in the first quarter of 2008 pursuant to agreements entered into on October 1, 2007.
(3)	These options vest at a rate of 25% of the shares underlying the option one year from the date of grant and at a rate of 2.08% monthly thereafter.
(4)	These units vest in three equal annual installments on October 1, 2008, 2009 and 2010.
(5)	These units vest in equal installments on April 28, 2008 and 2009.
(6)	These units vest 100% on October 1, 2010.
(7)	These options were assumed in the XenSource acquisition.

Option Exercises and Stock Vested

The following table sets forth certain information regarding the number of stock options exercised in the year ended December 31, 2007 under our equity incentive plans and the corresponding amounts realized by the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	No. of Shares Exercised	No. of Shares Exercised	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Mark Templeton	0	0	7,348	240,718
David Henshall	0	0	4,592	144,699
John Burris(1)	501	501	3,674	112,926
David Friedman	0	0	1,469	47,889
Peter Levine	0	0	0	0

(1)	As previously disclosed on February 14, 2006, Mr. Burris adopted a stock trading plan to exercise certain of his employee stock options and to sell the underlying shares. The plan was established in accordance with the guidelines specified by Rule 10b5-1 under the Exchange Act, as well as our policies with respect to sales of shares held by insiders. Pursuant to this plan, in fiscal 2007, Mr. Burris sold 501 shares in connection with the exercise of options.
(2)	Based on a per share price of $32.60, which was the closing price per share of our Common Stock on April 30, 2007, the next business day after the date on which the restricted stock units vested and were settled.

Potential Payments upon Termination or Change in Control

Our executives are “at will” employees, except for our Senior Vice President, Virtualization and Management Division with whom we have a two-year employment agreement as described below. We have entered into “change in control” agreements with certain of our executive officers including, our President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer, our Senior Vice President, Worldwide Sales and Services and our General Counsel and Senior Vice President, Human Resources, or our “Senior Executives.” These agreements continue in full force until the earlier of (a) the date we terminate the employment of the executive for “cause” or the failure by the executive to perform his full-time duties by reason of his death or disability, (b) the resignation or termination of the executive’s employment for any reason prior to a change in control, (c) the termination of the executive’s employment with us after a change in control for any reason other than the occurrence of a terminating event, or (d) the date which is 18 months after a change in control if the executive is still employed by us.

These agreements are intended to provide for continuity of management during a change in control so as to maximize the value to stockholders from any such change in control. These agreements provide for certain benefits in the event that the executive’s employment is terminated following a change in control of our company, including severance payments, benefit continuation and acceleration of vesting on outstanding stock-based awards.

In the event Mr. Templeton is terminated without cause or if Mr. Templeton resigns his position for any reason in the twelve-month period following a change in control, he is entitled to receive a lump sum payment equal to two times his annual base salary plus his target bonus, both determined as of the date his employment is terminated or, if higher, as of immediately prior to the change in control. Additionally, Mr. Templeton will receive certain benefits, including health, dental and life insurance, for two years following the date of termination.

In the event that, during the twelve-month period following a change in control, any of our Senior Executives are terminated, other than for cause, or any of our Senior Executives terminates his employment for “good reason,” such Senior Executive is entitled to receive a lump sum payment equal to one time his annual base salary plus his target bonus, both determined as of the date such Senior Executive’s employment is terminated or, if higher, as of immediately prior to the change in control. Additionally, our Senior Executives will receive certain benefits, including health, dental and life insurance, for 18 months following the date of termination.

Under the change in control agreements, a change in control would include any of the following events:

•	any “person,” as defined in the Exchange Act, as amended, acquires 30% or more of our voting securities;

•

the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of our assets in which our stockholders would beneficially own less than 50% of our voting securities after such transaction;

•	a majority of our current directors are replaced; and

•	our stockholders approve a plan or proposal for our liquidation or dissolution.

In addition, upon a change in control, all stock options and other equity-based awards granted to Mr. Templeton will immediately accelerate and become fully exercisable as of the effective date of the change-in-control. In the event that, during the twelve-month period following a change in control, any of our Senior Executives are terminated, other than for cause, or any of our Senior Executives terminates his employment for “good reason,” all stock options and other equity-based awards granted to our Senior Executives will immediately accelerate and become fully exercisable. For each award for which the number of restricted stock units has not yet been determined, the performance criteria set forth in the award agreement will be deemed to be 100% attained, and that executive will be issued the base number of restricted stock units set forth in his award agreement. All restrictions on outstanding restricted stock units awarded to such executive officer will then lapse, and each unit will be settled in our Common Stock. The primary purpose of our equity-based long-term incentives is to align the interests of management and stockholders and to provide our executives with strong incentives to increase stockholder value over time. Change in control transactions typically represent events where our stockholders are realizing the value of their equity interests in our company. We believe it is appropriate for executives to share in this realization of stockholder value, particularly where their employment is terminated in connection with the change in control transaction.

In addition to the change in control agreements with our President and Chief Executive Officer and Senior Executives, in connection with our acquisition of XenSource, we entered into a two-year employment agreement with Mr. Levine, which expires October 2009. Under this agreement, Mr. Levine is entitled to an initial base salary of $300,000 per year, and he is eligible to receive a bonus of up to $210,000 per year and to participate in our benefit plans. If Mr. Levine is terminated other than for cause, or if Mr. Levine elects to terminate his employment for “good reason,” then Mr. Levine, upon signing a release of claims acceptable to us, is entitled to a lump-sum payment equal to the greater of (i) the sum of his then-current base salary for the remainder of the term of his employment agreement and the pro-rated portion of any bonus for which Mr. Levine is eligible or (ii) his then-current base salary for 12 months. In addition, all stock options and other equity-based awards granted to Mr. Levine by XenSource and assumed by us will, upon such termination, immediately vest and become fully exercisable, and he will be entitled to all restricted share proceeds from the acquisition of XenSource. Further, if we terminate Mr. Levine’s employment other than for cause, we must provide him with 30 days’ advance written notice or his prorated base salary rate in lieu of such notice. We may immediately cease payment of all severance payments or benefits to Mr. Levine if he breaches his non-competition and non-solicitation agreement with us.

Each of Mr. Templeton, our Senior Executives and Mr. Levine are also subject to the terms of a Non-Solicitation, Non-Compete and Confidentiality and Employee Non-Disclosure Agreement with us, and the terms of these agreements survive the termination of the executive’s employment after a change in control for a period of one year.

In the event that any payments made in connection with a change in control or termination would be subjected to the excise tax impose by Section 4999 of the Internal Revenue Code, Mr. Templeton and our Senior Executives are entitled to a “gross-up payment” that, on an after-tax basis, is equal to the taxes imposed on the severance payments under the change in control agreements in the event any payment or benefit to the executive is considered an “excess parachute payment” and subject to an excise tax under the Internal Revenue Code.

Under the individual change in control agreements with Mr. Templeton and our Senior Executives, and under Mr. Levine’s employment agreement, each executive officer would be entitled to receive the following estimated payments and benefits. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a change in control or termination, as applicable, were to occur. The table reflects (1) the amount that could be payable under the change of control agreements with Mr. Templeton and our Senior Executives, including a gross-up for certain taxes in the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, assuming that the change in control occurred at December 31, 2007 and the price per share of our Common Stock as of the change of control was $38.01, and (2) the amount that could be payable under our employment agreement with Mr. Levine if his employment was terminated, assuming such termination occurred at December 31, 2007 and the price per share of our Common Stock was $38.01.

Name	Severance Amount ($)	Value of Benefits ($)	Early Vesting of Stock Options ($)	Early Vesting of Restricted Stock Units ($)	Other	Estimated Tax Gross-Up ($)	Total ($)
Mark Templeton	2,800,000	82,468	678,587	2,926,757	—	—	6,487,812
David Henshall	651,750	25,489	324,562	1,070,615	—	—	2,072,416
John Burris	770,000	39,786	283,286	1,000,927	—	—	2,093,999
David Friedman	580,000	32,011	287,716	776,670	—	—	1,676,397
Peter Levine	585,845	—	41,711,883	—	—	Not Applicable	42,297,728

Director Compensation

The following table sets forth a summary of the compensation paid to our non-employee directors in 2007.

DIRECTOR COMPENSATION TABLE

FOR THE 2007 FISCAL YEAR

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Thomas F. Bogan	62,500	76,212	67,759	—	—	206,471
Murray J. Demo	47,500	76,212	196,923	—	—	320,635
Stephen M. Dow	51,250	76,212	67,759	—	—	195,221
Asiff S. Hirji	47,500	23,315	253,249	—	—	324,064
Gary E. Morin	55,000	76,212	67,759	—	—	198,971
Godfrey R. Sullivan	43,750	76,212	196,923	—	—	316,885

(1)	Based on the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2007 in accordance with SFAS 123R, excluding estimated forfeitures and using only actual forfeitures. The assumptions we used for calculating the grant date fair value are set forth in Notes 2 and 6 to our consolidated financial statements included in our Annual Report on Form 10-K filed on February 27, 2008.
(2)	Consists solely of restricted stock units, or RSUs. As of December 31, 2007, each of our non-employee directors held 3,055 RSUs.
(3)	As of December 31, 2007, the aggregate number of shares of our Common Stock subject to outstanding option awards held by our non-employee directors was as follows: Thomas F. Bogan, 75,000 shares; Murray J. Demo, 80,000 shares; Stephen M. Dow, 350,155 shares; Asiff S. Hirji, 70,000 shares; Gary E. Morin, 60,000 shares; and Godfrey R. Sullivan, 80,000 shares.

It is our policy that our employee-directors do not receive cash compensation for their service as members of our Board of Directors. Beginning in 2006, non-employee members of our Board of Directors receive annual retainer fees, which are paid in cash in semi-annual installments. Each non-employee director receives a retainer of $40,000 for his participation as a director. Directors who are members of the Audit Committee (but not the Chairperson of such committee) receive an additional $7,500 and directors who are members of the Compensation Committee (but not the Chairperson of such committee) receive an additional $3,750. From 2006 through 2007, the Chairperson of our Board of Directors received $15,000. Beginning April 2008, the Chairperson of our Board of Directors receives $5,000. The Chairperson of the Audit Committee receives $15,000. The Chairperson of each other committee of our Board of Directors, other than the Finance Committee, receive $7,500. Because the Chairperson of the Finance Committee in 2007 was also the Chairperson of the Audit Committee, he received no additional retainer for his position on the Finance Committee. Non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or any of its committees that are conducted in person.

Non-employee directors have historically been eligible for participation in certain of our equity incentive plans. Since May 2005, equity awards to non-employee directors have been made under the 2005 Plan.

Beginning in 2006, each non-employee director was eligible to receive an annual grant of an option to purchase 10,000 shares of Common Stock and 3,333 restricted stock units. These grants are made on the first business day of the month following our annual meeting of stockholders and vest in equal monthly installments over a one-year period. New non-employee directors are entitled to receive an option to purchase up to 60,000 shares of Common Stock upon their election to our Board of Directors, which vests in accordance with our standard three-year vesting schedule. New non-employee directors may not receive the annual grant of options and restricted stock units in the same calendar year in which they receive their initial grant.

To further align the interests of members of our Board of Directors with our stockholders, the Nominating and Corporate Governance Committee has adopted stock ownership guidelines for our directors. Pursuant to these guidelines, each director is expected to hold at least 3,000 shares of Common Stock for so long as he is a director or, in the case of certain shares acquired upon the exercise of a stock option, for nine months after termination of his service on our Board of Directors. In addition, if a director exercises a stock option, in accordance with the guidelines it is expected that such director would, from such option exercise, maintain ownership of at least a number of shares equal to twenty percent (20%) of the net value of the shares acquired (after deducting the exercise price and taxes). Directors are expected to meet the standards set forth in the guidelines within three years after the date of their election to our Board of Directors.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information (in thousands, except option price) as of December 31, 2007, with respect to the securities authorized for issuance to our employees and directors under our equity compensation plans, consisting of the:

•	1995 Stock Plan;

•	Third Amended and Restated 1995 Employee Stock Purchase Plan;

•	Amended and Restated 1995 Non-Employee Director Stock Option Plan;

•	XenSource, Inc. 2005 Stock Plan (the “XenSource Plan”);

•	2005 Plan;

•	2005 Employee Stock Purchase Plan (the “2005 ESPP”); and

•	Certain other equity compensation plans that we have assumed in connection with acquisitions.

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION TABLE

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders(1)	25,565	$32.64	8,772
Equity compensation plans not approved by security holders(2)	5,179	$3.14	—

Total	30,744	$27.67	8,772

(1)	Includes securities issuable upon exercise of outstanding options and rights that were issued pursuant to our 1995 Stock Plan, the Third Amended and Restated 1995 Employee Stock Purchase Plan, the 2000 Director and Officer Stock Option and Incentive Plan, and the Amended and Restated 1995 Non-Employee Director Stock Option Plan. No additional awards will be granted under these plans. Also includes securities issuable upon exercise of outstanding options and rights that have been issued, as of December 31, 2007, pursuant to our 2005 Equity Incentive Plan, which is currently available for future grants.
(2)	Consists of the following plans assumed in acquisitions: Ardence Delaware, Inc.’s 2005 Omnibus Stock Plan, Ardence Delaware Inc.’s 2006 Restricted Stock Unit Plan, QuickTree, Inc.’s 2007 Restricted Stock Unit Plan, XenSource, Inc.’s 2005 Stock Plan, the NetScaler Plan, the Teros, Inc. Restricted Stock Unit Plan, the Reflectent Software, Inc. 2003 Stock Plan, the Reflectent Software, Inc. Restricted Stock Unit Plan, the Orbital Data Corporation 2002 Equity Incentive Plan, the Orbital Data Corporation Restricted Stock Unit Plan, the Amended and Restated 2000 Stock Incentive Plan of Net6, Inc. and the 2003 Stock Incentive Plan of Net6, Inc.

Equity Compensation Plans

Please see Proposal 2 – Approval of the Amendment to the 2005 Equity Incentive Plan for a summary of our 2005 Plan.

We are currently granting stock-based awards from our 2005 Employee Stock Purchase Plan (the “2005 ESPP”). Both the 2005 Plan and the 2005 ESPP are administered by the Compensation Committee of our Board of Directors.

Plans Assumed In 2007 Acquisitions

In connection with our acquisitions of Ardence Delaware, Inc. in January 2007, QuickTree, Inc. in August 2007 and XenSource in October 2007, we assumed the Ardence Delaware, Inc. 2005 Omnibus Stock Plan (the “Ardence Stock Plan”), the Ardence Delaware, Inc. Restricted Stock Unit Plan (the “Ardence RSU Plan”), the QuickTree, Inc. Restricted Stock Units Plan (the “QuickTree RSU Plan”) and the XenSource, Inc. 2005 Stock Plan (the “XenSource Stock Plan”), each of which were previously adopted and approved by the respective boards of directors and stockholders of Ardence Delaware, QuickTree and XenSource.

Under the terms of the Ardence Stock Plan, Ardence Delaware was authorized to grant incentive and non-qualified stock options and to make restricted stock awards to its employees, directors, officers and consultants. Following our acquisition of Ardence Delaware, the Ardence Stock Plan provides for the issuance of a maximum of 64,147 shares of our Common Stock. Incentive and non-qualified stock options issued under this plan generally vest on our standard three-year vesting schedule, and expire five years from the date of the acquisition. All options are exercisable upon vesting and all restrictions on restricted stock awards lapse upon vesting. Under the terms of the Ardence RSU Plan, Ardence Delaware was authorized to grant restricted stock units to its employees. Following our acquisition of Ardence Delaware, the Ardence RSU Plan provides for the issuance of a maximum of 129,100 shares of our Common Stock upon settlement of such restricted stock units. The unvested restricted stock units generally vest over three years, at a rate of 33.3% per year. All restrictions on the restricted stock units lapse upon vesting.

Under the terms the QuickTree RSU Plan, QuickTree was authorized to grant restricted stock units to its employees. Pursuant to the terms of our acquisition agreement, the QuickTree RSU Plan provides for the issuance of a maximum of 30,242 shares of our Common Stock upon settlement of such restricted stock units. The unvested restricted stock units generally vest over three years, with 1/3 of the restricted stock units vesting annually over the first two years and the remaining units vesting in four equal quarterly installments in the final year of vesting. All restrictions on the restricted stock units lapse upon vesting.

Under the terms of the XenSource Stock Plan, XenSource was authorized to grant incentive and non-qualified stock options and to make stock awards to its employees, directors, officers and consultants. Following our acquisition of XenSource, the XenSource Stock Plan provides for the issuance of a maximum of 3,325,521 shares of our Common Stock. Incentive and non-qualified stock options issued under this plan generally vest on our standard three-year vesting schedule, and expire five years from the date of the acquisition. All options are exercisable upon vesting and all restrictions on restricted stock awards lapse upon vesting.

Our Board of Directors has resolved to make no further awards under the Ardence Stock Plan, Ardence RSU Plan, QuickTree RSU Plan and XenSource Stock Plan.

Compensation Committee Interlocks and Insider Participation

During 2007, Messrs. Bogan, Dow and Sullivan served as members of the Compensation Committee. No member of the Compensation Committee was an employee or former employee of our company or any of our subsidiaries, or had any relationship with us requiring disclosure herein.

During the last year, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

Transactions with Related Persons

In October 2007, we completed our acquisition of XenSource, a privately-held leader in enterprise-grade virtual infrastructure solutions. The Sevin Rosen funds, a venture capital firm, was a stockholder in XenSource and Stephen Dow, a member of our Board of Directors and Compensation Committee, is a general partner of the Sevin Rosen funds, but did not directly hold any interest in XenSource. Although the Sevin Rosen funds were represented on the board of directors of XenSource prior to the acquisition, Mr. Dow did not serve as a director of XenSource. Our acquisition of XenSource provided a return to all the partners of the Sevin Rosen funds, including Mr. Dow. Subject to certain assumptions, we estimate that the allocation to Mr. Dow through the general partner entities of the Sevin Rosen funds related to the acquisition of XenSource will be approximately $1.9 million, if and when the Sevin Rosen funds distribute such allocations to the general partner entities. Further, as part of our acquisition of XenSource, we entered into an escrow agreement for purposes of funding potential indemnification claims we may have against the former stockholders of XenSource. Subject to certain assumptions, Mr. Dow’s interest in distributions from the XenSource escrow, if any, is up to approximately $246,000.

Mr. Dow has been on our Board of Directors since 1989 and his beneficial ownership of our Common Stock is set forth in this Proxy Statement under “Security Ownership of Certain Beneficial Owners and Management.” Mr. Dow did not attend the meeting at which our Board of Directors approved the transaction and recused himself from the vote to approve the transaction. Consistent with our policies and the charter of the Nominating and Corporate Governance Committee, the acquisition of XenSource was reviewed and approved by the Nominating and Corporate Governance Committee. There were no material relationships among us and XenSource or any of our or their affiliates or any of the parties to the agreement to acquire XenSource and the related agreements, other than in respect of such agreements themselves and as disclosed in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2007.

Policies and Procedures With Respect to Related Party Transactions

In accordance with its written charter, the Nominating and Corporate Governance Committee is responsible for reviewing all related party transactions for potential conflicts of interest situations on an ongoing basis, and the approval of the Nominating and Corporate Governance Committee is required for all such transactions. The term “related party transaction” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

Report Of The Compensation Committee Of The Board Of Directors

This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

Thomas F. Bogan (Chair)

Stephen M. Dow

Godfrey R. Sullivan

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE

2005 EQUITY INCENTIVE PLAN

The Board of Directors approved the adoption of the Company’s 2005 Equity Incentive Plan (the “2005 Plan”) in March 2005, and the Company’s stockholders approved the 2005 Plan at the Annual Meeting of Stockholders in May 2005 with 10,100,000 shares of Common Stock authorized for issuance under the 2005 Plan, of which 500,000 shares may be granted in the form of restricted stock, restricted stock units, performance units or stock grants. The 2005 Plan was then amended by the Board of Directors on February 14, 2006 and by the stockholders on May 18, 2006 with an additional 5,400,000 shares of Common Stock authorized for issuance under the 2005 Plan for a total authorized amount of 15,500,000 shares of Common Stock, of which 1,000,000 shares may be granted in the form of restricted stock, restricted stock units, performance units or stock grants. The 2005 Plan was amended again by the Board of Directors on February 7, 2007 and by the stockholders on October 18, 2007 with an additional 5,400,000 shares of Common Stock authorized for issuance under the 2005 Plan for a total authorized amount of 20,900,000 shares of Common Stock, of which 2,000,000 shares may be granted in the form of restricted stock, restricted stock units, performance units or stock grants.

On February 22, 2008, subject to stockholder approval, the Board of Directors approved a third amendment to the 2005 Plan (the “Plan Amendment”) to (i) increase the aggregate number of shares of Common Stock authorized for issuance under the 2005 Plan by an additional 5,600,000 shares and (ii) increase the aggregate number of shares of Common Stock issuable pursuant to restricted stock, restricted stock units, performance units or stock grants by an additional 1,000,000 shares of Common Stock. The Company is requesting that the stockholders vote to approve the Plan Amendment to increase the number of shares reserved for issuance under the 2005 Plan by 5,600,000 shares and to increase the number of shares issuable pursuant to restricted stock, restricted stock units, performance units or stock grants by 1,000,000 shares.

Currently, there are 20,900,000 shares of Common Stock reserved for issuance under the 2005 Plan. As of the Record Date, an aggregate of 7,709,077 shares of Common Stock remained available for future grants under the 2005 Plan. The Board of Directors believes it important to the Company’s continued success that the Company have an adequate reserve of shares available for issuance under the 2005 Plan for use in attracting, motivating and retaining qualified employees, officers, consultants and directors. The Plan Amendment does not modify, alter or revise any other term or provision of the 2005 Plan as approved by the Company’s stockholders in May 2005, May 2006 and October 2007.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE CITRIX SYSTEMS, INC. 2005 EQUITY INCENTIVE PLAN

Purpose of the 2005 Plan and Plan Amendment

The 2005 Plan allows the Company, under the direction of the Compensation Committee, to make grants of stock options, restricted stock, restricted stock units, stock awards, performance units and stock appreciation rights, any of which may or may not require the satisfaction of performance objectives, to employees and to non-employee directors through March 24, 2015. The purpose of these stock awards is to attract and retain talented employees, further align employee and stockholder interests, continue to closely link employee compensation with Company performance, and maintain a culture of ownership. The 2005 Plan provides an essential component of the total compensation package offered to employees, reflecting the importance that the Company places on motivating and rewarding superior results with long-term, performance-based incentives. The Plan Amendment will allow the Company to continue to provide performance based incentives to its eligible employees and non-employee directors.

Approval of the amendment to the 2005 Plan is intended to enable the Company to achieve the following objectives:

1.	The continued ability to offer stock-based incentive compensation to a broad base of the Company’s eligible employees and non-employee directors. The Company intends to continue to use stock options and restricted stock units and evaluate other equity-based compensation vehicles, such as restricted stock and stock appreciation rights, as the Company’s primary means of providing equity compensation to the Company’s employees. The Company maintains a broad-based option plan. In fact, options and restricted stock units granted to the Company’s five most highly compensated executives accounted for just 0.24%, 0.30% and 0.19% of the Company’s total outstanding shares for 2005, 2006 and 2007, respectively. In 2008, the Compensation Committee intends to continue to grant awards of restricted stock units to certain of the Company’s officers and to the Company’s non-employee directors, in addition to stock options. Grants of restricted stock units to officers will be subject to performance-based and/or time-based vesting requirements, whereas grants of restricted stock units to directors will typically be subject to time-based vesting requirements only. In order to continue to offer stock options and other equity-based compensation vehicles, such as restricted stock, restricted stock units and stock appreciation rights, to the Company’s employees, the Company will need additional shares in the 2005 Plan and an increase in the cap on awards of full-value shares.

2.	Proactive steps to reduce the Company’s total stock dilution. For the past few years, the Company has taken steps to actively reduce its dilution by the following actions: (1) reducing the number of options given to the Company’s employees; and (2) reducing the life of options granted from 10 to 5 years. Accordingly, the Company’s overhang has declined substantially since 2002. The Company’s overhang (inclusive of stock-based awards assumed in the Company’s acquisitions) was 15.36% as of December 31, 2007, as compared to 15.04% as of December 31, 2006 and 19.42% as of December 31 2005. Excluding the stock-based awards assumed in connection with the Company’s 2007 and 2006 acquisitions, the Company’s overhang decreased further as of December 31, 2007 to 12.78% from 14.84% as of December 31, 2006. Additionally, the Company’s gross burn rate (inclusive of stock-based awards assumed in the Company’s acquisitions) was 4.4% of the Company’s total outstanding shares in 2007, 2.9% in 2006 and 3.2% in 2005. Including forfeitures, the Company’s net burn rate was 3.9%, 2.1% and 2.0% for the same periods. Excluding stock-based awards assumed in the Company’s 2007 acquisitions, the Company’s gross and net burn rates in 2007 were 2.9% and 1.3% respectively.

3.	Continuation of responsible compensation and governance best practices. The 2005 Plan prohibits stock option re-pricing, as well as the use of discounted stock options and reload option grants without stockholder approval, and contains no evergreen features (which provide for automatic replenishment of authorized shares available under the plan). In the interest of good corporate governance, the Company has not conducted an exchange program for underwater stock options. Had the Company done so in the past, this would have also significantly reduced its overhang.

The Company’s total overhang has also been impacted by an active stock repurchase program, which was initiated in July 2000. During the eight-year period ending December 31, 2007, the Company has repurchased approximately 64.8 million shares under this program. The Company believes that its stock repurchase program represents a valuable use of cash that has improved stockholder value. Overhang is calculated as total options outstanding divided by the total shares outstanding. Because overhang increases as total shares outstanding decrease, the effect of the Company’s stock repurchase program has been to increase the Company’s overhang by more than 34%. Specifically, if the Company had not repurchased approximately 64.8 million shares under the program, overhang as of December 31, 2007 would have been 11.41% instead of 15.36%.

Background on Stock Compensation at the Company

The use of stock options has long been a vital component of the Company’s overall compensation philosophy, which is premised on the principle that any long-term pay-for-performance incentive compensation should be closely aligned with stockholders’ interests. Over the years, the Company believes that it has been very successful in achieving this objective through the use of fixed-price stock options for the majority of its employees. Fixed-price stock options align employees’ interests directly with those of other stockholders because an increase in stock price after the date of award is necessary for employees to realize any value, thus rewarding employees only upon improved stock price performance.

The Company believes that stock options, the core of the Company’s long-term employee incentive and retention program, have been effective in enabling the Company to attract and retain the talent critical for an innovative and growth-focused company. The Company’s compensation programs include base salary, cash incentive compensation tied to Company financial and personal goals, as well as stock-based compensation. The Company has a long history of linking employee compensation to the Company’s long-term stock performance. For more than ten years, the Company has been granting stock options to employees. As a result, under the Company’s current stock option program, a broad base of the Company’s general full-time and part-time employees are eligible for stock option grants upon hire with the Company. Annual grants are made to a subset of all eligible employees in connection with a focused evaluation of strategic value and in cases of high-level performance. The Company believes that stock-based compensation should not be limited to senior management and that a broad base of employees should have a stake in the future of the Company. Excluding stock-based awards assumed in the Company’s acquisitions, over the last five years, a total of only 6.5% of all stock-based compensation awards were made to the Company’s five most highly compensated executive officers. The Company believes that its focus on pay-for-performance, as well as broad-based employee participation as stockholders, have been key contributing factors in enabling the Company’s growth. Please read the “Compensation Discussion and Analysis” included in this Proxy Statement for additional information on the Company’s compensation programs.

The Company intends to continue to use stock options and restricted stock units and to evaluate other equity-based compensation vehicles, such as restricted stock and stock appreciation rights, as the Company’s primary means of providing equity compensation to the Company’s employees and directors. Since 2006, the Compensation Committee has granted awards of restricted stock units to certain of the Company’s officers and the Company’s non-employee directors, and it intends to continue granting restricted stock units in 2008. Grants of restricted stock units to officers will be subject to performance-based and/or time-based vesting requirements, whereas restricted stock units granted to directors will generally be subject only to time-based vesting requirements. Please read the “Compensation Discussion and Analysis” included in this Proxy Statement for additional information on the Company’s restricted stock unit granting practices.

The Company strongly believes that its equity compensation programs and emphasis on employee stock ownership have been integral to the Company’s success in the past and will be important to the Company’s ability to achieve consistent performance in the years ahead. The Company believes that consistent performance is achieved through the ability to attract, retain and motivate the employee talent critical to attaining long-term improved Company performance and stockholder returns. Therefore, the Company considers approval of the amendment to the 2005 Plan vital to the Company’s future success.

Summary of the 2005 Plan

The following is a summary of certain major features of the 2005 Plan. This summary is subject to the specific provisions contained in the full text of the 2005 Plan set forth as Exhibit A to the Company’s proxy statement mailed to its stockholders on April 1, 2005, the Amendment to 2005 Equity Incentive Plan set forth as Exhibit A to the Company’s proxy statement mailed to its stockholders on April 14, 2006, the Second Amendment to 2005 Equity Incentive Plan set forth as Exhibit A to the Company’s proxy statement mailed to its stockholders on September 17, 2007, and the Plan Amendment set forth in Exhibit A hereto.

Eligibility

Only employees of the Company and its subsidiaries and affiliates, consultants and non-employee directors of the Company are eligible to receive awards under the 2005 Plan. The Compensation Committee determines which employees and directors will participate in the 2005 Plan. As of the Record Date, there were approximately 4,824 employees and six non-employee directors who were eligible to participate in the 2005 Plan.

Awards

The 2005 Plan allows the Compensation Committee to grant stock options, stock appreciation rights, restricted stock, performance units, stock awards or restricted stock units, any or all of which may be made contingent upon the achievement of performance criteria. Subject to plan limits, the Compensation Committee has the discretionary authority to determine the size of an award. The addition of performance-based requirements will be considered in light of the Company’s total compensation program and the significant level of pay-for-performance requirements already incorporated into its compensation practices. As of the Record Date, under the 2005 Plan, there were (i) a total of 19,637,150 shares of Common Stock authorized but unissued, (ii) 11,477,710 shares of Common Stock issuable upon exercise of outstanding but unexercised options with a weighted average exercise price of $34.90 per share and a weighted average remaining term of 3.9 years, (iii) 7,709,077 shares of Common Stock available for grant of which 1,323,943 shares may be issued as full value awards, (iv) no shares of non-vested stock issued and outstanding, and (v) 450,363 shares granted as restricted stock units.

Pursuant to the terms of the 2005 Plan, shares of stock that are exchanged by a plan participant or withheld by the Company as full or partial payment in connection with any award under the 2005 Plan that is settled in stock, as well as any shares of stock exchanged by a plan participant or withheld by the Company to satisfy the tax withholding obligations related to any award under the 2005 Plan that is settled in stock, may not again be made be available for issuance as awards under the 2005 Plan.

Shares Authorized for Restricted Stock, Restricted Stock Units, Performance Units or Stock Grants

Currently, the 2005 Plan provides that the number of shares of Common Stock issued pursuant to restricted stock, restricted stock units, performance units or stock grants cannot exceed 2,000,000 shares of Common Stock (subject to certain provisions of the 2005 Plan). The Plan Amendment would increase the aggregate number of shares of Common Stock issuable pursuant to restricted stock, restricted stock units, performance units or stock grants by 1,000,000 shares of Common Stock to a maximum of 3,000,000 shares of Common Stock.

Vesting and Exercise of Stock Options

The exercise price of stock options granted under the 2005 Plan may not be less than the market value of the Common Stock on the date of grant (fair market value is the closing price for the Common Stock as reported on the Nasdaq Global Select Market, or on any national securities exchange on which the Common Stock is then listed, for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported). The closing sales price of the Company’s Common Stock on April 1, 2008 was $30.27 per share. The option term may not be longer than ten years; however, the Company’s recent practice has been to grant options with only a five-year term. The Compensation Committee determines at the time of grant when each stock option becomes exercisable, including the establishment of required performance vesting criteria, if any. The Company may require, prior to issuing Common Stock under the 2005 Plan, that the participant remit an amount in cash or Common Stock sufficient to satisfy tax withholding requirements.

Vesting of Restricted Stock and Stock Unit Awards

The Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock and stock unit awards contingent upon continued employment with the Company, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate. Since 2006, the Compensation Committee has granted awards of restricted stock units to certain of the Company’s officers and non-employee directors, and it intends to continue granting restricted stock units to officers and non-employee directors in 2008. Grants of restricted stock units to officers will be subject to performance-based and/or time-based vesting requirements, whereas restricted stock unit grants to directors will generally be subject only to time-based vesting requirements. Please read the “Compensation Discussion and Analysis” included in this Proxy Statement for additional information on the Company’s restricted stock practices.

Eligibility Under Section 162(m)

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Internal Revenue Code (the “Tax Code”). To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include one of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award. Among other things:

1.	Operating margin, gross margin or profit margin

2.	Performance relative to peers

3.	EPS or pro forma EPS

4.	Divisional or operating segment financial and operating performance

5.	Revenue or bookings

6.	Total return on shares of Common Stock relative to increase in appropriate stock index selected by Compensation Committee

7.	Expenses or operating expenses

8.	Attainment of strategic and operational objectives

9.	Customer satisfaction indicators

10.	Cash flow

11.	Net income, operating income or pre-tax income

12.	Stock price increase

13.	Growth or growth rates with respect to any of the foregoing measures

14.	Any combination of the foregoing

To the extent that an award under the 2005 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Board of Directors. The maximum performance award payment to any one participant under the 2005 Plan for a performance period is 1,000,000 shares of Common Stock, or if the award is paid in cash, the fair market value of 1,000,000 shares of Common Stock on the date of grant.

The Compensation Committee may appropriately adjust any evaluation of performance under the performance criteria to exclude any of the following events that occur during a performance period:

•	asset write-downs or impairment;

•	litigation or claim judgments or settlements;

•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

•	accruals for reorganization and restructuring programs;

•

any extraordinary non-recurring items including those described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; and

•	any other extraordinary items adjusted from the Company’s U.S. GAAP results in the Compensation Committee’s discretion.

Notwithstanding satisfaction or completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of Common Stock, stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee, in its sole discretion, determines.

Transferability

Unless otherwise determined by the Compensation Committee, awards granted under the 2005 Plan are not transferable except by will or the laws of descent and distribution. The Compensation Committee will have sole discretion to permit the transfer of an award.

Administration

The Compensation Committee administers the 2005 Plan. The Compensation Committee is made up entirely of independent directors. The Compensation Committee determines who receives awards, determines the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2005 Plan, establishes the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2005 Plan and establish, amend and rescind any rules relating to the 2005 Plan. The Compensation Committee has delegated to the Company’s Chief Executive Officer and the Company’s Chief Financial Officer limited authority to grant awards under the 2005 Plan to employees who are not executive officers in accordance with applicable law and guidelines that have been established by the Compensation Committee, which may be revised at any time or from time to time.

Amendments

The Board of Directors may at any time terminate the 2005 Plan or make such modifications to the 2005 Plan as it shall deem advisable; provided that the Board of Directors will not modify or amend the 2005 Plan without stockholder approval to the extent required by the Tax Code or the rules of Nasdaq or the SEC. In addition, the Board of Directors will not amend the provisions prohibiting re-pricing or reload grants without stockholder approval. Unless the Board otherwise expressly provides at the time of grant, no amendment of the 2005 Plan shall affect the terms of any award outstanding on the date of such amendment.

On February 22, 2008, the Board of Directors approved the Plan Amendment to increase (i) the aggregate number of shares the Company is authorized to issue under the 2005 Plan by 5,600,000 shares and (ii) the aggregate number of shares of Common Stock issuable pursuant to restricted stock, restricted stock units, performance units or stock grants by 1,000,000 shares of Common Stock. The Company is now requesting that the stockholders vote to approve the Plan Amendment to increase the number of shares reserved for issuance under the 2005 Plan by 5,600,000 shares and to increase the number of shares issuable pursuant to restricted stock, restricted stock units, performance units or stock grants by 1,000,000 shares.

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of the Company’s Common Stock or any similar event affecting the Company’s Common Stock, the Compensation Committee shall adjust the number and kind of shares available for grant under the 2005 Plan, and subject to the various limitations set forth in the 2005 Plan, the number and kind of shares subject to outstanding awards under the 2005 Plan, and the exercise or settlement price of outstanding stock options and of other awards.

Acquisitions

Effective upon the consummation of an Acquisition (as defined below), the Compensation Committee or the board of directors of the surviving or acquiring entity, shall, as to outstanding awards (on the same basis or on different bases as the Compensation Committee shall specify), make appropriate provision for the continuation of such awards by the Company or the assumption of such awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such awards either (i) the consideration payable with respect to the outstanding shares of the Company’s Common Stock in connection with the Acquisition (net of any exercise price of such awards), (ii) shares of stock of the surviving or acquiring entity or (iii) such other securities or other consideration as the Compensation Committee deems appropriate, the fair market value of which shall not materially differ from the fair market value of the shares of Common Stock subject to such awards immediately preceding the Acquisition. In the event such surviving or acquiring entity (if any) does not assume or substitute awards, such awards shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Compensation Committee determines, and if such awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Compensation Committee.

In addition to or in lieu of the foregoing, with respect to outstanding options, the Compensation Committee may, upon written notice to the affected optionees, provide that one or more options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such options shall terminate, or provide that one or more options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value for the shares subject to such options over the exercise price thereof. Unless otherwise determined by the Compensation Committee, and assuming there is no acceleration of vesting as provided above, any repurchase rights or other rights of the Company that relate to an option or other award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an option or other award. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

Notwithstanding anything to the contrary in the 2005 Plan, the Compensation Committee may provide that the vesting of any or all awards shall accelerate upon an Acquisition. In such case, such awards shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Compensation Committee determines, and if such awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Compensation Committee.

Notwithstanding anything to the contrary in the 2005 Plan, in the event of an involuntary termination of services for any reason other than death, disability or Cause (as defined in the 2005 Plan) within six months following the consummation of an Acquisition, any awards assumed or substituted in an Acquisition which are subject to vesting conditions and/or a right of repurchase in favor of the Company or a successor entity, shall accelerate in full. All such accelerated awards shall be exercisable for a period of one year following termination, but in no event after the expiration date of such award.

In the event of an Acquisition while a participant is a non-employee director, the vesting of any and all awards held by such participant shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Compensation Committee determines, and if such awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Compensation Committee.

Under the 2005 Plan, an “Acquisition” is defined as a (i) merger or consolidation of the Company into another person (i.e., in which merger or consolidation the Company does not survive), (ii) the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions (other than in a spin-off or similar transaction), unless, in the case of foregoing clauses (i) and (ii), securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, (iii) any person or group directly or indirectly acquires beneficial ownership of securities possessing more than 30% of the total combined voting power of the

Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board of Directors does not recommend the stockholders accept, or (iv) any other acquisition of the business of the Company in which a majority of the Board of Directors votes in favor of a decision that an Acquisition has occurred.

U.S. Tax Consequences

Stock option grants under the 2005 Plan may be incentive stock options designed to qualify under Section 422 of the Tax Code or may be non-qualified stock options governed by Section 83 of the Tax Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the Common Stock on the exercise date and the stock option grant price. The Company will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. The Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock is also governed by Section 83 of the Tax Code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (that is, becomes vested or transferable). Income tax is paid on the value of the stock at ordinary income rates when the restrictions lapse, and then at capital gain rates when the shares are sold. Restricted stock units are not taxable until they are settled in stock. Income tax is paid on the value of the stock at ordinary income rates when the stock is issued to the participant.

As described above, awards granted under the 2005 Plan may qualify as “performance-based compensation” under Section 162(m) in order to preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1,000,000 and paid to one of the Company’s five most highly compensated executive officers. To so qualify, options and other awards must be granted under the 2005 Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations), must be granted at fair market value and must satisfy the 2005 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”

For a discussion of the Company’s executive compensation philosophy, see “Compensation Discussion and Analysis” included in this Proxy Statement.

The vesting of any portion of an option or other award that is accelerated in connection with a change in control of the Company may cause a portion of the payments with respect to such accelerated award to be treated as “parachute payments” as defined in the Tax Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal tax on all or a portion of such payment (in addition to any other taxes ordinarily payable).

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE AMENDMENT TO THE CITRIX SYSTEMS, INC.

2005 EQUITY INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has retained the firm of Ernst & Young LLP, independent registered public accountants, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. Ernst & Young has served as the Company’s independent registered public accounting firm since 1989. The Audit Committee reviewed and discussed its selection of, and the performance of, Ernst & Young for the fiscal year ending December 31, 2007. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to stockholders for ratification. If the selection of registered public accountants is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Audit Committee of the Board of Directors has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of the Company’s independent registered public accountant for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by the Company’s independent registered public accountant. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. All of the audit-related, tax and all other services provided by Ernst & Young to the Company in 2007 and 2006 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in 2007 and 2006 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Ernst & Young, see “The Board of Directors and its Committees” and “Report of the Audit Committee of the Board of Directors.”

The Company expects that a representative of its independent registered public accountant will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Ernst & Young

The following table shows the aggregate fees for professional services rendered by Ernst & Young to the Company during the fiscal years ended December 31, 2007 and December 31, 2006.

	2007	2006
Audit Fees	$2,851,000	$6,661,000
Audit-Related Fees	$167,000	$369,000
Tax Fees	$1,616,000	$1,725,000
All Other Fees	$6,000	$6,000

Total	$4,640,000	$8,761,000

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, services that were provided by Ernst & Young in connection with statutory audits required internationally, regulatory filings and other accounting consultations billed as audit services.

Audit Fees for both years also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting both as promulgated by Section 404 of the Sarbanes-Oxley Act. For 2006, such fees included $3.4 million, attributable to Ernst & Young’s services performed in connection with the Audit Committee’s voluntary, independent review of the Company’s historical stock option grant practices, and for their audit of related restatements of the Company’s prior period financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Audit-Related Fees

Audit-Related Fees for 2007 and 2006 consist of fees for services for the annual audits of employee benefit plans. Audit-Related Fees for 2007 and 2006 also include fees for professional services rendered for potential business combinations, internal control reviews and assistance with assessing the impact of proposed standards, rules or interpretations proposed by standard-setting bodies.

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal, state, local and international tax compliance. Tax compliance fees were approximately $565,000 for 2007 and $806,000 for 2006. Tax Fees also include fees of approximately $1,051,000 in 2007 and $919,000 for 2006 for services rendered for tax examination assistance, tax research and tax planning services in the countries in which the Company does business.

All Other Fees

All other fees for both years included fees for technical publications purchased from the independent auditor.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2008.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2009 Annual Meeting of Stockholders of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than December 31, 2008. Under the Company’s By-Laws, stockholders who wish to make a proposal at the 2009 Annual Meeting—other than one that will be included in the Company’s Proxy Statement—must notify the Company between December 1, 2008 and December 31, 2008. If a stockholder makes a timely notification, discretionary voting authority with respect to the stockholder’s proposal may be conferred upon the persons selected by management to vote the proxies under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, FL 33309, Attention: Secretary.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. The Company has retained The Altman Group, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $9,000, plus reimbursement of expenses.

ANNEX A

Audit Committee Charter

A.	PURPOSE AND SCOPE

The primary function of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation and to exercise the responsibilities and duties set forth below, including, but not limited to: (a) assisting the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by Citrix Systems, Inc. (the “Corporation”) to the Securities and Exchange Commission (“SEC”), the Corporation’s shareholders or to the general public, and (ii) the Corporation’s internal financial and accounting controls, (b) overseeing the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by the Corporation, (c) overseeing procedures designed to improve the quality and reliability of the disclosure of the Corporation’s financial condition and results of operations, (d) serving as the Qualified Legal Compliance Committee (the “QLCC”) in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder, (e) recommending, establishing and monitoring procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (f) engaging advisors as necessary, and (g) determining the funding from the Corporation that is necessary or appropriate to carry out the Committee’s duties.

B.	COMPOSITION

The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence, audit committee composition and QLCC composition requirements promulgated by the SEC, the Nasdaq Stock Market, any other exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a “Regulatory Body” and collectively, the “Regulatory Bodies”), as in effect from time to time, and each member of the Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

At the time of his or her appointment to the Committee, each member of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement and not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years. At least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Further, at least one member of the Committee shall qualify as an “audit committee financial expert” (as such term is defined by under the SEC’s rules).

The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet with management, the internal auditors and the independent accounting firm in executive sessions at least quarterly to discuss matters for which the Committee has responsibility.

C.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Document Review

1.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2.	Review with representatives of management and representatives of the independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation’s annual report on Form 10-K. The Committee shall also review the Corporation’s quarterly financial statements prior to their inclusion in the Corporation’s quarterly SEC filings on Form 10-Q.

3.	Instruct the independent accounting firm to review the Corporation’s interim financial statements prior to their inclusion in the Corporation’s quarterly reports on Form 10-Q.

Independent Accounting Firm

4.	The Committee shall be directly responsible for the appointment, compensation, retention, termination and oversight of the work of any independent accounting firm engaged by the Corporation for the purpose of preparing or issuing an audit report, performing other audit, review or attest services or any other related work. The authority of the Committee shall include ultimate authority to approve all audit engagement fees and terms. The Committee shall have the ultimate authority and responsibility to appoint, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

5.	Resolve any disagreements between management and the independent accounting firm as to financial reporting matters.

6.	Instruct the independent accounting firm that it should report directly to the Committee on matters pertaining to the work performed during its engagement and on matters required by applicable Regulatory Body rules and regulations.

7.	On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board Standard 1, as it may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact the independent accounting firm’s objectivity and independence. The Committee shall take (or recommend that the Board of Directors take) appropriate action to oversee the independence of the independent accounting firm.

8.	At least annually, the Committee shall obtain and review a report by the independent accounting firm describing: (i) the firm’s internal quality control procedures; and (ii) any material issues raised by the most recent internal quality control review, peer review or PCAOB review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

9.	On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

10.	Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit and consider whether or not to approve the auditing services proposed to be provided.

11.	Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Committee.

12.	Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years, and oversee the rotation of other audit partners, in accordance with applicable rules and regulations.

13.	Consider in advance whether or not to approve any audit and non-audit services to be performed by the independent accounting firm required to be approved by the Committee pursuant to the rules and regulations of any applicable Regulatory Body and adopt and implement policies for such pre-approval.

14.	The Committee shall have the authority to oversee and determine the compensation of any independent accounting firm engaged by the Corporation and shall notify the Corporation of anticipated funding needs of the Committee.

Internal Audit Function

15.	Review the internal audit function’s responsibilities, budget and staffing.

16.	Review the significant reports to management prepared by the internal auditors and management’s responses.

17.	Discuss the guidelines and policies that govern the process by which the Corporation’s exposure to risk is assessed and managed by management and discuss the Corporation’s major financial risk exposures and steps that management has taken to monitor and control such exposures.

Financial Reporting Processes

18.	In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation’s internal control over financial reporting.

19.	Review disclosures made to the Committee by the Corporation’s chief executive officer and chief financial officer in connection with their certifications of the Corporation’s reports on Form 10-K and Form 10-Q, including disclosures concerning (a) evaluations of the design and operation of the Corporation’s internal control over financial reporting, (b) significant deficiencies and material weaknesses in the design and operation of the Corporation’s internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize, and report financial information, and (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such disclosures indicate the finding of any significant deficiencies in internal controls or fraud.

20.	Regularly review the Company’s critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Corporation’s internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality or aggressiveness of management’s accounting policies.

21.	Request and review periodic reports from management of the Corporation as to the Corporation’s processes for reporting on internal controls of the Corporation as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Compliance

22.	To the extent deemed necessary by the Committee to carry out its duties, it shall have the authority to engage outside counsel, independent accounting consultants and/or other experts at the Corporation’s expense.

23.	Determine the funding necessary for (i) compensation of any independent accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee’s duties, and (iii) compensation of any outside advisors to be engaged by the Committee and notify the Corporation of anticipated funding needs of the Committee.

24.	Establish written procedures for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

25.	Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

Reporting

26.	Prepare in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders

27.	To the extent required by any Regulatory Body, instruct the Corporation’s management to disclose in its annual proxy statement for each annual meeting of stockholders, Form 10-K and Form 10-Q’s the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure and the considerations relating to the compatibility of such services with maintaining the independence of the accounting firm.

QLCC Responsibilities

28.	Establish written procedures for the confidential receipt, retention and consideration of evidence of a material violation of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law by the Corporation or by any officer, director, employee or agent of the Corporation (each, a “Material Violation”) that is reported to the Committee by the Corporation’s chief legal officer (or the equivalent thereof) or other legal advisors.

29.	To the extent required by any Regulatory Body, inform the Corporation’s chief legal officer and chief executive officer (or the equivalents thereof) of any report of evidence of a Material Violation that is reported to the Committee by the Corporation’s chief legal officer (or the equivalent thereof) or other legal advisor.

30.	Determine whether an investigation is necessary regarding any report of evidence of a Material Violation that is reported to the Committee by the Corporation’s chief legal officer (or the equivalent thereof) or other legal advisors.

31.	If the Committee determines an investigation is necessary or appropriate: (i) notify the full Board; (ii) initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys; and (iii) retain such additional expert personnel as the Committee deems necessary. At the conclusion of any such investigation: (i) recommend, by majority vote, that the Corporation implement an appropriate response to evidence of a Material Violation; and (ii) inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the Board of the results of any such investigation and the appropriate remedial measures to be adopted.

32.	Acting by majority vote, take all other appropriate actions to respond to evidence of a Material Violation that is reported to the Committee by the Corporation’s chief legal officer (or the equivalent thereof) or other legal advisors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

At least annually, the Committee shall evaluate its own performance and report the results of such evaluation to the Board of Directors.

EXHIBIT A

THIRD AMENDMENT TO

CITRIX SYSTEMS, INC.

2005 EQUITY INCENTIVE PLAN

WHEREAS, Citrix Systems, Inc. (the “Company”) desires to amend the Citrix Systems, Inc. 2005 Equity Incentive Plan (as amended and in effect, the “Plan”) to (i) increase the aggregate number of shares authorized for issuance under the Plan by 5,600,000 shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) and (ii) increase the aggregate number of shares of Common Stock issuable pursuant to restricted stock, restricted stock units, performance units or stock grants by 1,000,000 shares of Common Stock (the “Plan Amendment”); and

WHEREAS, on February 22, 2008, subject to stockholder approval, the Board of Directors of the Company approved the Plan Amendment.

NOW THEREFORE, in accordance with Section 15 of the Plan, the Plan is hereby amended as follows:

1.	Section 4 of the Plan is hereby amended by deleting the first paragraph thereof in its entirety and substituting the following in lieu thereof:

“At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan (including pursuant to Incentive Options), nor the number of shares of Stock issued pursuant to Incentive Options, exceed 26,500,000 shares of Stock; subject, however, to the provisions of Section 8 of the Plan. In addition to the foregoing, at no time shall the number of shares of Stock issued pursuant to Restricted Stock, Restricted Stock Units, Performance Units or Stock Grants exceed 3,000,000 shares of Stock; subject, however, to the provisions of Section 8 of the Plan.”

2.	The Plan Amendment shall be effective upon approval of the stockholders of the Company at the 2008 Annual Meeting of Stockholders. If the Plan Amendment is not so approved at such meeting, then the amendment to the Plan set forth herein shall be void ab initio.

3.	Except herein above provided, the Plan is hereby ratified, confirmed and approved in all respects.

C/O COMPUTER SHARE TRUST COMPANY, N.A. P.O. BOX 43023 PROVIDENCE, RI 02940-3023	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Citrix Systems, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To signup for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Citrix Systems, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Do not return your Proxy Card if you are voting by Telephone or Internet

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CITRIX1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONY WHEN SIGNED AND DATED.

CITRIX SYSTEMS, INC.
1.	To elect two members to the Board of Directors to serve for three-year terms as Class 1 Directors:

	The Board of Directors recommends a vote FOR all Nominees:	For	Against	Abstain

	1a. Murray J. Demo	☐	☐	☐

	1b. Asiff S. Hirji	☐	☐	☐

Vote On Option Plan Amendment		For	Against	Abstain	Vote On Independent Registered Public Accountants		For	Against	Abstain
2.	Amendment to the 2005 Equity Incentive Plan	☐	☐	☐	3.	Ratify Ernst & Young LLP as independent registered public accountants for 2008.	☐	☐	☐

The Board of Directors recommends a vote FOR proposals 2 and 3.

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as a community property, both should sign.

For address changes/comments, please check this box and write them on the back where indicated.				☐

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available for viewing, printing and downloading at www.citrix.com/annual report.

PROXY

CITRIX SYSTEMS, INC.

Proxy for Annual Meeting of Stockholders

May 30, 2008

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Citrix Systems, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April 29, 2008, and hereby appoints Mark B. Templeton and David J. Henshall, and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at our Silicon Valley Headquarters located at 4988 Great America Parkway, Santa Clara, CA 95054 on May 30, 2008 at 2:00 p.m. local time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally-present, on the matters set forth on the reverse side.

THESE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE PROPOSALS IN ITEMS 2 AND 3. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE	SEE REVERSE SIDE